CONSTRUCTION LOAN AGREEMENT

for a revolving loan in the amount of

$20,000,000.00

MADE BY AND BETWEEN

GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company c/o Wellsford Real Properties, Inc.
6700 Palomino Parkway
Highlands Ranch, Colorado 80130

AND

KEYBANK NATIONAL ASSOCIATION,
(Income Property Group)
a national banking association, 1675 Broadway, Suite 400
Denver, Colorado 80202

Dated as of April 6, 2005

CONSTRUCTION LOAN AGREEMENT

Project Commonly Known as
“Gold Peak at Palomino Park”

        THIS CONSTRUCTION LOAN AGREEMENT (“Agreement”) is made as of April 6, 2005, by and between GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”).

W I T N E S S E T H:

RECITALS

A.     Borrower is the owner in fee simple of land located in the City of Highlands Ranch, County of Douglas, State of Colorado, and legally described in Exhibit A attached hereto (the “Land”). Borrower proposes to construct a condominium project to be known as “Gold Peak at Palomino Park” on the Land consisting of thirty-nine (39) two (2)-story buildings containing two hundred fifty-nine (259) Units (as hereinafter defined) and approximately seven hundred twenty-three (723) parking spaces consisting of two hundred twenty (220) attached two-car garages, thirty-nine (39) attached one-car garages, thirty-two (32) detached one-car garages and two hundred twelve (212) surface parking spaces (the “Project”).

B.     Borrower has applied to Lender for a revolving loan in the amount of up to Twenty Million and 00/100 DOLLARS ($20,000,000.00) (the “Loan”) to reimburse Borrower for construction costs incurred in connection with the construction of the Project, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

        Incorporation of Recitals and Exhibits. The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference. Exhibits A through L, to this Agreement are attached hereto are incorporated in this Agreement and expressly made a part hereof by this reference.

ARTICLE 1
DEFINITIONS

        1.1    Defined Terms. The following terms as used herein shall have the following meanings:

        Adjusted Prime Rate: A rate per annum equal to the sum of (a) the Prime Rate Margin and (b) the greater of (i) the Prime Rate or (ii) one percent (1%) in excess of the Federal Funds Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after a change in the Adjusted Prime Rate (or the Federal Funds Rate, as applicable).

        Affiliate: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

        Agreement: This Construction Loan Agreement.

        Appraisal: An MAI certified appraisal of the Project performed in accordance with FIRREA and Lender's appraisal requirements by an appraiser selected and retained by Lender.

        Architect: Harrington Architectural Partnership LLC, a Colorado limited liability company.

        Architect's Certificate: A certificate in the form of Exhibit E attached hereto executed by the Architect in favor of Lender.

        Assignment of Declarant’s Rights: That certain Assignment of Declarant’s Rights of even date herewith by and between Borrower, as assignor, and Lender, as assignee.

        Assignment of Declarant’s Rights (Condominium): That certain Assignment of Declarant’s Rights (Condominium) by and between Borrower, as assignor, and Lender, as assignee, in the form attached hereto as Exhibit K.

        Assignment of Management Agreement and Consent and Agreement of Manager: That certain Assignment of Management Agreement and Consent and Agreement of Manager by and between Borrower, as assignor, and the manager referenced therein, as assignee, in the form attached hereto as Exhibit L.

        Assignment of Rights under Contracts of Sale: That certain Assignment of Rights under Contracts of Sale of even date herewith by and between Borrower, as assignor, and Lender, as assignee.

        Authorized Representative: David Strong.

        Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.

        Budget: A budget specifying all costs and expenses of every kind and nature whatever to be incurred by Borrower in connection with the construction of (i) the Project; and (ii) each Condominium Building within a specific Phase.

        Budget Line Item: As such term is defined in Section 7.2.

        Business Day: A day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

        Change Order: Any request for changes in the Plans and Specifications (other than minor field changes.

        Closing Date: Means the date of this Agreement.

        Commitment Fee: As such term is defined in Section 5.1.

        Completion Date: Means, with respect to the first Phase of the Project, April 1, 2007, and with respect to each Condominium Building within any Phase of the Project, two hundred ten (210) days after the date of the first disbursement of the Condominium Building Allocation for such Condominium Building.

        Completion Guaranty: A guaranty of performance and completion in form and substance acceptable to Lender, executed by Guarantor.

        Condominium: The Gold Peak at Palomino Park Condominium, a condominium to be established in accordance with the Condominium Statute pursuant to the Condominium Documents.

        Condominium Building: Each residential condominium building, containing five (5) or seven (7) Units that the Borrower will construct on each Condominium Building Site with proceeds of the Construction Loan, together with any other appurtenant or ancillary improvements needed for the use or occupancy of such Condominium Building, including garages, parking areas and adjoining common areas and common elements.

        Condominium Building Allocation: That portion of the principal amount of the Loan, whether disbursed and outstanding, or undisbursed, allocated by Lender to pay the cost of construction of a Condominium Building in accordance with the Budget approved by Lender with respect to such Condominium Building.

        Condominium Building Allocation Repayment Date: The 365th day subsequent to the date Lender establishes a Condominium Building Allocation for the applicable Condominium Building, which date shall be set forth in Lender’s books and records, as said date may be extended for a period of one hundred eighty (180) days, but in no event beyond the Maturity Date.

        Condominium Building Commencement Date: Thirty (30) days after the establishment of the Condominium Building Allocation with respect to the applicable Condominium Building.

        Condominium Building Site: A Building Site upon which a Condominium Building shall be constructed.

        Condominium Documents: All of the documents required by the Condominium Statute or otherwise, relating to the submission of the Project to the provisions of the Condominium Statute or to the regulation, operation, administration or sale thereof after such submission, including, but not limited to Declaration, Map, Articles of Incorporation, by-laws and rules and regulations of a condominium association, management agreement, and the Contract of Sale and deed forms to be used in connection with the sale of the Units or Parking Spaces, all of which must be reasonably acceptable to Lender in form and substance.

        Condominium Statute: C.R.S. 38-33.3-101 et seq., as the same may be amended from time to time.

        Construction or construction: The construction and equipping of the Improvements in accordance with the Plans and Specifications required to be performed by Borrower for the construction of the Project.

        Construction Schedule: A schedule reasonably satisfactory to Lender and Lender’s Consultant, establishing a timetable for completion of the Construction, with respect to the first Phase of the Project showing, on a monthly basis, the anticipated progress of the Construction and also showing that the Improvements within such Phase including each Condominium Building, garage and amenity can be completed on or before the Completion Date for the first Phase, and with respect to each Condominium Building and ancillary Improvements to be constructed in a subsequent Phase, a schedule satisfactory to Lender and Lender’s Consultant, establishing a timetable for completion of the Construction of such

Condominium Building showing, on a monthly basis, the anticipated progress of such Construction and showing such Construction can be completed on or before the Completion Date for such Condominium Building.

        Contingency Fund: A Budget Line Item which shall represent an amount necessary to provide reasonable assurances to Lender that additional funds are available to be used if additional costs and expenses are incurred or additional interest accrues on the Loan, or unanticipated events or problems occur.

        Contract Deposits: All reservations, deposits, down payments, or the like paid under Contracts of Sale or reservation receipts for Units at the Project.

        Contract of Sale: A legally enforceable contract, in form and content satisfactory to Lender and Lender’s counsel, between Borrower and a bona fide third party purchaser for the sale and purchase of an individual Unit with a Contract Deposit of not less than $2,500.00 which Contract Deposit shall have been paid and such deposit shall be in the form of cash or immediately available funds and held by the Title Insurer in an account established by such Title Insurer at Lender.

Each contract must by the terms thereof (i) be expressly inferior and subordinate to the lien of any deeds of trust now or hereafter existing for the benefit of Lender which encumbers the Project, (ii) be non-assignable without the Lender’s prior written consent, and (iii) otherwise comply with all requirements of Governmental Authorities so that the purchaser of such Unit shall have no election or right to rescind such contract without the loss of its Contract Deposit. A purchaser shall not be considered a bona fide third party purchaser if it has contracted, directly or indirectly, for the purchase of more than two (2) Units. In addition, no more than two (2) Units may be purchased by purchasers of multiple Units. Moreover, a bona fide third party purchaser shall not include the Borrower, any member or manager of the Borrower, any stockholder, director, officer, partner, member or manager of any member or manager of Borrower, or any partner, member, manager, stockholder, director or officer of any constituent party of any member or manager of the Borrower, or any member of the immediate family or affiliate (as defined in Rule 405 of the Securities Act of 1933) of any of the foregoing parties.

        Control: As such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with”, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

        Daily LIBOR Rate: The rate of interest calculated by Lender on a daily basis equal to the one month rate of interest (rounded upward to the next highest 1/16th of 1%) of the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day; as determined and adjusted from time to time in Lender’s sole discretion. For purposes of this Definition, “Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for international business, including dealings in U. S. Dollar deposits, in London, England.

        Deed of Trust: A Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Construction Loan), executed by Borrower for the benefit of Lender securing this Agreement, the Note, and all obligations of Borrower in connection with the Loan, granting a second priority lien on Borrower’s fee interest in the Project, subject only to the Permitted Exceptions.

        Default or default: Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

        Default Rate: A rate per annum equal to three percentage points (300 basis points) in excess of the Interest Rate otherwise applicable on each outstanding advance of the Loan, but shall not at any time exceed the highest rate permitted by law.

        Deficiency Deposit: As such term is defined in Section 8.1.

        Development Loan: That certain loan in the amount of Eight Million Eight Hundred Thousand and 00/100 Dollars ($8,800,000.00) from Lender to Borrower for the development of the Project.

        Environmental Indemnity: An environmental indemnity from the Borrower and Guarantor, jointly and severally, indemnifying Lender with regard to all matters related to Hazardous Material and other environmental matters.

        Environmental Proceedings: Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project.

        Environmental Report: An environmental report with respect to the Project prepared at Borrower’s expense by a qualified environmental consultant approved by Lender, dated not more than three (3) months prior to the date of this Agreement and addressed to Lender (or subject to separate letter agreement permitting Lender to relay on such environmental report) and satisfactory to Lender in form and substance, as determined by Lender in its sole discretion.

        ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

        Event of Default: As such term is defined in Article 13.

        Extension Fee: A sum equal to one-sixteenth of one percent (1/16 of 1%) of the amount of the Condominium Building Allocation pertaining to the Condominium Building for which Borrower has requested a one hundred eighty (180) days extension of the Condominium Building Allocation Repayment Date, if such extension would result in the extension of the applicable Condominium Building Allocation Repayment Date beyond May 1, 2008.

        Facility Expiration Date: May 1, 2008.

        Federal Funds Rate: Shall mean, for any day, the rate per annum (rounded upward to the nearest on one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

        FIRREA: The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

        Foundation Survey: A survey of the Project showing the location of the foundation or foundation slab of each Condominium Building prepared subsequent to the completion of the installation of such foundation or foundation slab of each Condominium Building.

        Garage/Amenity Allocation: A portion of the principal amount of the Loan in the approximate sum of $809,601.00, whether disbursed and outstanding or undisbursed, allocated by Lender to pay the cost of the construction of garages and amenities (excluding the cost of model furniture, fixtures and equipment) as set forth in the Budget for the Project.

        General Contract: The contract between Borrower and General Contractor, pertaining to the construction of all onsite and offsite Improvements for the Project.

        General Contractor: Tri-Star Construction West, LLC, a Colorado limited liability company.

        Governmental Approvals: Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority for the Construction in accordance with the Plans and Specifications.

        Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

        Guarantor: Wellsford Real Properties, Inc., a Maryland corporation.

        Hazardous Material: Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority. Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

    Improvements.        The improvements referred to in Recital A and more particularly described in the Plans and Specifications, together with any existing improvements on the Land which are not be demolished.

        In Balance or in balance: As such term is defined in Section 8.1.

        Including or including: Including but not limited to.

        Interest Rate Agreement. As such term is defined in Section 3.9.

        Interest Rate Protection Product. As such term is defined in Section 3.9.

        Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time.

        Land: As such term is defined in Recital A.

        Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

        Late Charge: As such term is defined in Section 3.6.

        Leases: The collective reference to all leases, subleases and occupancy agreements affecting the Project or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto approved in writing by Lender.

        Lender: As defined in the opening paragraph of this Agreement.

        Lender's Consultant: An independent consulting architect, inspector, and/or engineer designated by Lender in Lender's sole discretion.

        LIBOR Business Day: A Business Day on which dealings in U.S. dollars are carried on in the London Interbank Market.

        LIBOR Rate Margin: 1.65 percent (one hundred sixty-five (165) basis points) per annum.

        Loan: As defined in Recital B.

        Loan Amount: Twenty Million and 00/100 Dollars ($20,000,000.00).

        Loan Documents: The collective reference to this Agreement, the documents and instruments listed in Section 3.2, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower’s or Guarantor’s obligations in connection with the transaction contemplated hereunder, and any Interest Rate Agreement, each as amended.

        Major Subcontractor: Any subcontractor under a Major Subcontract.

        Major Subcontracts: All subcontracts between Borrower or General Contractor and any subcontractors and materials suppliers which provide for an aggregate contract price equal to or greater than $500,000.00.

        Material Adverse Change or material adverse change: If, in Lender’s reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender’s security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

         Maturity Date: November 1, 2009.

        Model Unit: A Unit that is used or to be used as a model for marketing purposes.

        Net Sales Proceeds: Shall mean the purchase price for each Unit and garage or parking space, including all amounts paid for extras and the like (excluding, however, amounts for extras and the like paid for from sources other than Loan proceeds), less a third party brokerage fee not to exceed six percent (6%) of such purchase price to the extent due from Borrower and customary closing costs and adjustments paid by the Borrower for deed stamps, recording fees, taxes, title insurance premiums and a $575.00 fee paid to a third-party warranty management company, not to exceed three percent (3%) of such purchase price.

         Note: A promissory note, in the Loan Amount, executed by Borrower and payable to the order of Lender, evidencing the Loan.

        Operating Account: A deposit account opened and maintained by Borrower with Lender, to be utilized in the manner set forth in Section 3.1(c).

        Payment Guaranty: A guaranty of payment executed by Guarantor and pursuant to which the Guarantor guarantees payment of principal, interest and other amounts due under the Loan Documents.

        Permitted Exceptions: Those matters listed on Schedule B to the Title Policy to which title to the Project may be subject on the date of the initial Loan disbursement and thereafter such other title exceptions as Lender may reasonably approve in writing.

        Phase: One of the three (3) construction phases of the Project, a general description of (i) the portion of the Land included within each such phase, and (ii) the portion of the Improvements, including the Condominium Buildings, to be constructed within each Phase as identified in Exhibit J attached hereto.

        Plans and Specifications: Detailed plans and specifications for the Improvements, including each Condominium Building, as approved by Lender, as modified hereafter with Lender’s prior written approval or as otherwise expressly permitted by this Agreement.

        Pre-Sold Unit: A Unit with respect to which a Contract of Sale has been entered into with a purchaser who has qualified for a mortgage loan to purchase such Unit or, who has been determined by Lender to be qualified pursuant to Lender’s customary underwriting criteria, and which Contract of Sale is subject only to completion of the Unit, final inspection of the Unit and closing.

        Prime Rate: That interest rate established from time to time by Lender as Lender’s prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit.

        Prime Rate Margin: 0% (zero basis points) per annum.

        Proceeding: As such term is defined in Section 16.15.

        Project: As set forth in Recital A.

Release Price: As such term is defined in Section 15.3(b).

        Required Permits: Each building permit, environmental permit, utility permit, land use permit, wetland permit and any other permits, approvals or licenses issued by any Governmental authority which are required in connection with Construction.

        Soil Report: A soil test report with respect to the Project prepared by a licensed engineer satisfactory to Lender indicating to the satisfaction of Lender that the soil and subsurface conditions underlying the Project will support the Improvements.

        Spec Unit: A Unit, other than a Model Unit, that is not a Pre-Sold Unit or which at one time was a Pre-Sold Unit, but the Contract of Sale with respect thereto has lapsed or has been terminated, and is available for sale on the open market.

        State: The state of Colorado.

        Subcontracts: Subcontracts for labor or materials to be furnished to the Project.

        Tenant: The tenant under a Lease.

        Title Insurer: Land Title Guarantee Company as agent for Chicago Title Insurance Company, or such other title insurance company licensed in the State as may be approved in writing by Lender.

        Title Policy: An ALTA Mortgagee’s Loan Title Insurance Policy acceptable to Lender in its sole discretion with extended coverage issued by the Title Insurer insuring the lien of the Deed of Trust as a valid first, prior and paramount lien upon the Project and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions.

        Transfer: Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of the Project or any portion of any other security for the Loan, (b) all or any portion of the Borrower’s right, title and interest (legal or equitable) in and to the Project or any portion of any other security for the Loan, or (c) any interest in Borrower or any interest in any entity which directly or indirectly holds an interest in, or directly or indirectly controls, Borrower.

        Unavoidable Delay: Any delay in the construction of the Project, caused by natural disaster, fire, earthquake, floods, explosion, extraordinary adverse weather conditions, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes or lockouts for which Borrower has notified Lender in writing.

    Unit.        Each residential condominium unit located within a Condominium Building which is constructed on the Land.

        1.2     Other Definitional Provisions. All terms defined in this Agreement shall have the same meanings when used in the Note, Deed of Trust, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement.

ARTICLE 2
BORROWER’S REPRESENTATIONS AND WARRANTIES

        2.1     Representations and Warranties. To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:

(a)     Borrower has good and marketable fee simple title to the Project, subject only to the Permitted Exceptions.

(b)     No litigation or proceedings are pending, or to the best of Borrower’s knowledge threatened, against Borrower or Guarantor, which could, if adversely determined, cause a Material Adverse Change with respect to Borrower, Guarantor or the Project. There are no pending Environmental Proceedings and Borrower has no knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

(c)     Borrower is a duly organized and validly existing limited liability company and has full power and authority to execute, deliver and perform all Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower.

(d)     No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor, partner, or member of Borrower or Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents.

(e)     The execution, delivery and performance of this Agreement, the execution and payment of the Note and the granting of the Deed of Trust and other security interests under the other Loan Documents have not constituted and will not constitute, upon the giving of notice or lapse of time or both, a breach or default under any other agreement to which Borrower or Guarantor is a party or may be bound or affected, or a violation of any law or court order which may affect the Project, any part thereof, any interest therein, or the use thereof.

(f)     There is no default under this Agreement or any of the other Loan Documents, nor any condition which, after notice or the passage of time or both, would constitute a default or an Event of Default under said documents.

(g)     No condemnation of any portion of the Project, (ii) no condemnation or relocation of any roadways abutting the Project, and (iii) no proceeding to deny access to the Project from any point or planned point of access to the Project, has commenced or, to the best of Borrower’s knowledge, is contemplated by any Governmental Authority.

(h)     The amounts set forth in the Budget present a full and complete itemization by category of all costs, expenses and fees which Borrower reasonably expects to pay or reasonably anticipates becoming obligated to pay to complete the construction of each Phase of the Project.

(i)     Neither the Construction of the Improvements within the Project, nor any Phase of the Project, nor the use of the Project when completed and the contemplated accessory uses will, to the best of Borrower’s knowledge, violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, restrictions of record, or agreements affecting the Project or any Phase or part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Project is to any extent dependent upon or related to any real estate other than the Land. All Government Approvals required for the Construction in accordance with the Plans and Specifications have been obtained, all Laws relating to the Construction of the Improvements have been complied with, and all permits and licenses required for the operation of the Project which cannot be obtained until the construction is completed of any Condominium Building or Phase of the Project, as applicable, can be obtained if the construction of such Condominium Building or Phase of the Project, as applicable, is completed in accordance with the Plans and Specifications.

(j)     The Project, each Phase and each Condominium Building will have adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Project, Phase and Condominium Building and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws.

(k)     No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

(l)     All financial statements and other information previously furnished by Borrower or Guarantor to Lender in connection with the Loan are true, complete and correct and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower or Guarantor has occurred since the respective dates of such statements and information. Neither Borrower nor Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements.

(m)     Except as disclosed in that certain Phase I Environmental Site Assessment — Gold Peak at Palomino Park report prepared by Terracon Consulting Engineers and Scientists Project No. 25047934 and dated January 11, 2005, to Borrower’s actual knowledge, (i) the Project is in a clean, safe and healthful condition, and, except for materials used in the ordinary course of the Construction of the Improvements, is free of all Hazardous Material and is in compliance with all applicable Laws; (ii) neither Borrower nor, to the best knowledge of Borrower, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Project, or any part thereof, and the Project has never been used (whether by Borrower or, to the best knowledge of Borrower, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; (iii) neither the Project nor Borrower is subject to any existing, pending, or, to the best of Borrower’s knowledge, threatened investigation or inquiry by any Governmental Authority, and the Project is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (iv) there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on, under or affecting the Project.

(n)     The Project is taxed separately without regard to any other property and for all purposes the Project may be mortgaged, encumbered, conveyed and otherwise dealt with as an independent parcel.

(o)     The Loan is not being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

(p)     Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

(q)     Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code. Borrower uses no trade name other than its actual name set forth herein.

(r)     The principal place of business of Borrower is 6700 Palomino Parkway, Highlands Ranch, Colorado 80130. Borrower’s place of formation or organization is the State of Colorado.

(s)     Neither Borrower nor Guarantor is (or will be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

(t)     Contracts of Sale. To the best of Borrower’s knowledge, all of the Contracts of Sale when entered into will be valid and enforceable. The Borrower will not commit or suffer any act or omission which would or could constitute a default on its part entitling any purchaser to damages, rights of set-off or right to terminate any Contract of Sale. All Contract Deposits shall be held pursuant to the Contract of Sale by the Title Insurer.

(u)     Condominium Documents. To the extent such approval is required, the Condominium Documents will be approved by all applicable federal, state or local governmental agencies or entities with approval authority over such documents, and Borrower agrees to maintain such approvals in good standing throughout the term of the Loan.

        2.2     Survival of Representations and Warranties. Borrower agrees that all of the representations and warranties set forth in Section 2.1 and elsewhere in this Agreement are true as of the date hereof, and, except for matters which have been disclosed by Borrower and approved by Lender in writing, at all times thereafter. Each request for a disbursement under the Loan Documents shall constitute a reaffirmation of such representations and warranties, as deemed modified in accordance with the disclosures made and approved as aforesaid, as of the date of such request. It shall be a condition precedent to each disbursement of the Loan that each of said representations and warranties is true and correct as of the date of such requested disbursement. Each disbursement of Loan proceeds shall be deemed to be a reaffirmation by Borrower that each of the representations and warranties is true and correct as of the date of such disbursement. In addition, at Lender’s request, Borrower shall reaffirm such representations and warranties in writing prior to each disbursement hereunder.

ARTICLE 3
LOAN AND LOAN DOCUMENTS

        3.1     Agreement to Borrow and Lend. Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower, from time to time, the proceeds of the Loan upon the establishment of Condominium Building Allocations, for the purposes of and subject to all of the terms, provisions and conditions contained in this Agreement. The Loan shall constitute a revolving credit loan that Borrower may borrow, repay and reborrow for the purposes stated in this Agreement so long as no Material Adverse Change has occurred with respect to Borrower, Guarantor, or the Project and no default or Event of Default has occurred until the Maturity Date; provided, however, that as of the Facility Expiration Date, Borrower shall not be entitled to request or establish any new Condominium Building Allocation or the Garage/Amenity Allocation and shall only be entitled to receive disbursements for the construction of a Condominium Building for which a Condominium Building Allocation or the Garage/Amenity Allocation was established prior to the Facility Expiration Date.

        3.2     Establishment of Condominium Building Allocations and Garage/Amenity Allocation.

(a)     Once the conditions set forth in Section 6.1(a) have been satisfied, Borrower shall be entitled to request that Lender establish a Condominium Building Allocation for an individual Condominium Building contained within each Phase of the Project; provided, however, that a Condominium Building Allocation will not be established for any Condominium Building within the second Phase of the Project until a Condominium Building Allocation has been established for all Condominium Buildings within the first Phase of the Project, and no Condominium Building Allocation for a Condominium Building located within the third Phase of the Project shall be established until Condominium Building Allocations for each Condominium Building in the second Phase have been established. Once the conditions set forth in Section 6.1(a) have been satisfied, Borrower shall be entitled to establish the Garage/Amenity Allocation.

(b)     The maximum amount of a Condominium Building Allocation for a Condominium Building within the first Phase containing five (5) Units prior to the payment in full of the Development Loan shall be $897,113.00, and after the payment of the Development Loan, such maximum amount of such a Condominium Building Allocation for a Condominium Building containing five (5) Units shall be $737,980.00. The maximum amount of a Condominium Building Allocation for a Condominium Building within the first Phase containing seven (7) Units prior to the payment in full of the Development Loan shall be $1,324,515.00, and after the payment of the Development Loan, the maximum amount of such a Condominium Building Allocation for a Condominium Building containing seven (7) Units shall be $1,084,325.00. The maximum amount of a Condominium Building Allocation for a Condominium Building within the second Phase containing five (5) Units prior to the payment in full of the Development Loan shall be $842,166.00, and after the payment of the Development Loan, such maximum amount of such a Condominium Building Allocation for a Condominium Building containing five (5) Units shall be $737,980.00. The maximum amount of a Condominium Building Allocation for a Condominium Building within the second Phase containing seven (7) Units prior to the payment in full of the Development Loan shall be $1,271,134.00, and after the payment of the Development Loan, the maximum amount of such a Condominium Building Allocation for a Condominium Building containing seven (7) Units shall be $1,084,325.00. The maximum amount of a Condominium Building Allocation for a Condominium Building within the third Phase containing five (5) Units prior to the payment in full of the Development Loan shall be $849,712.00, and after the payment of the Development Loan, such maximum amount of such a Condominium Building Allocation for a Condominium Building containing five (5) Units shall be $737,980.00. The maximum amount of a Condominium Building Allocation for a Condominium Building within the third Phase containing seven (7) Units prior to the payment in full of the Development Loan shall be $1,282,524.00, and after the payment of the Development Loan, the maximum amount of such a Condominium Building Allocation for a Condominium Building containing seven (7) Units shall be $1,084,325.00. Notwithstanding the foregoing, the maximum aggregate amount of all Condominium Building Allocations established at any one time, and the Garage/Amenity Allocation, whether fully disbursed, partially disbursed or undisbursed, shall not exceed $20,000,000.00.

(c)     Lender agrees that upon the satisfaction of the conditions precedent set forth in Sections 6.1 and 6.2 with respect to each Condominium Building included in a Phase of the Project, Lender shall establish a Condominium Building Allocation for each of the Condominium Buildings within such Phase.

(d)     No additional Condominium Building Allocation shall be established if as a result of the establishment thereof, (i) the outstanding unpaid amounts of all then existing Condominium Building Allocations plus the aggregate outstanding undisbursed amounts of all existing Condominium Building

Allocations, including the Condominium Building Allocation which Borrower has requested to be established, would exceed the sum of $20,000,000.00; or (ii) the limitation on Spec Units set forth in Section 3.8 hereof would be violated.

(e)     Interest shall not accrue on any monies allocated to a Condominium Building Allocation or the Garage/Amenity Allocation until actually disbursed to Borrower or for its benefit. Any proceeds of a Condominium Building Allocation shall be used solely for the Lender approved direct or “hard” and indirect or “soft” costs incurred in connection with the construction of such Condominium Building in accordance with the budget therefor and shall not be available for any other purpose, unless and until the completion of construction of said Condominium Building and the transfer and sale of the Units contained therein in repayment to Lender of the outstanding balance of such Condominium Building Allocation. Any proceeds of the Garage/Amenity Allocation shall be used solely for the purposes set forth in the Budget for the Project.

(f)     Borrower shall open an Operating Account and Borrower authorizes Lender to disburse the Loan proceeds of each Condominium Building Allocation and the Garage/Amenity Allocation by crediting the Operating Account; provided, however, that Lender shall not be obligated to use such method. Lender is further authorized to pay and principal or interest due upon the Note when and as same shall become due by debiting funds on deposit in the Operating Account.

        3.3     Loan Documents. Borrower agrees that it will, on the date of this Agreement execute and deliver or cause to be executed and delivered to Lender the following documents in form and substance acceptable to Lender:

(a)     The Note.

(b)     The Deed of Trust.

(c)     The Completion Guaranty.

(d)     The Payment Guaranty.

(e)     The Environmental Indemnity.

(f)     A collateral assignment of construction documents, including, without limitation, the General Contract, all architecture and engineering contracts, Plans and Specifications, permits, licenses, approvals and development rights, together with consents to the assignment and continuation agreements from the General Contractor, the architect and other parties reasonably specified by Lender.

(g)     Such UCC financing statements as Lender determines are advisable or necessary to perfect or notify third parties of the security interests intended to be created by the Loan Documents.

(h)     An Assignment of Declarant’s Rights.

(i)     An Assignment of Rights under Contracts of Sale.

(j)     Such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with the laws of the State.

        3.4     Term of the Loan. All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Maturity Date without relief from valuation and appraisement laws.

        3.5     Principal Repayment. The principal amount of the Loan shall be repaid, if not sooner paid, on the Maturity Date, and the principal amount of the Loan included within each Condominium Building Allocation shall be repaid on or before the Condominium Building Allocation Repayment Date, and the principal amount of the Loan allocated to the Garage/Amenity Allocation shall be repaid prior to the Maturity Date. In the event that Borrower desires to extend the initial 365-day Condominium Building Allocation Repayment Date, Borrower shall request such extension in writing not less than five (5) days prior to said initial Condominium Building Allocation Repayment Date and such initial date shall be extended for one hundred eighty (180) days so long as the following conditions precedent have been satisfied:

(a)     No Default or Event of Default exists hereunder;

(b)     The applicable Condominium Building has been completed in accordance with the Plans and Specifications therefor, except for minor punchlist-type items; and

(c)     Borrower has paid to Lender the Extension Fee, if any.

        3.6     Prepayments. Borrower shall have the right to make prepayments of the Loan, in whole or in part, without prepayment penalty, upon three (3) days’ prior written notice to Lender.

        3.7     Late Charge. Any and all amounts due hereunder or under the other Loan Documents, except principal and accrued interest due on the Maturity Date, which remain unpaid more than five (5) days after the date said amount was due and payable shall incur a fee (the “Late Charge”) of five percent (5%) per annum of said amount, or $25.00, whichever is greater, which payment shall be in addition to all of Lender’s other rights and remedies under the Loan Documents, provided that no Late Charge shall apply to the final payment of principal on the Maturity Date.

      3.8     Spec Unit Limitation.

(a)     Initially, Borrower shall be entitled, within the first Phase of the Project, to eighty (80) Spec Units less the number of Pre-Sold Units.

(b)     Upon the commencement of construction of all Spec Units within the first Phase, additional Spec Units may be constructed so long as the total number of Spec Units shall not exceed the lesser of eighty (80) Spec Units or such number of Units as Lender determines shall become Pre-Sold Units during the immediately following nine (9) month period.

(c)     Commencing with the first day of the sixth (6th) month subsequent to the later of (i) the date of this Agreement, or (ii) the date of the first Contract of Sale, the total number of Spec Units thereafter shall not exceed the lesser of eighty (80) Spec Units or the number of Spec Units which have become Pre-Sold Units during the preceding nine (9) calendar months.

        3.9    Interest Rate Agreements.

(a)     If Borrower purchases an interest rate swap, cap, collar or other interest rate protection product (“Interest Rate Protection Product”) from Lender, Borrower shall enter into such party’s customary form of agreement (“Interest Rate Agreement”) relating to such Interest Rate Protection Product. Any indebtedness incurred pursuant to an Interest Rate Agreement entered into by Borrower and Lender shall constitute indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents to the same extent and effect as if the terms and provisions of such Interest Rate Agreement were set forth herein, whether or not the aggregate of such indebtedness, together with the disbursements made by Lender of the proceeds of the Loan, shall exceed the face amount of the Note.

(b)     Borrower hereby collaterally assigns to Lender any and all Interest Rate Protection Products purchased or to be purchased by Borrower in connection with the Loan, as additional security for the Loan, and agrees to provide Lender with any additional documentation requested by Lender in order to confirm or perfect such security interest during the term of the Loan. If Borrower obtains an Interest Rate Protection Product from a party other than Lender, Borrower shall deliver to Lender such third party’s consent to such collateral assignment. No Interest Rate Protection Product purchased from a third party may be secured by an interest in Borrower or the Project.

ARTICLE 4
INTEREST

        4.1    Interest Rate.

(a)     Provided that no Event of Default exists, the Loan will bear interest at the sum of (a) the Daily LIBOR Rate plus (b) the LIBOR Rate Margin. Borrower shall pay interest in arrears on the first (1st) Business Day of each calendar month in the amount of all interest accrued during the immediately preceding calendar month. The rate of interest shall change immediately and contemporaneously with any change in the Daily LIBOR Rate.

(b)     If the introduction of or any change in any Law, regulation or treaty, or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof, shall make it unlawful for Lender to maintain a Daily LIBOR Rate with respect to the Loan or any portion thereof, or to fund the Loan or any portion thereof in Dollars in the London interbank market, or to give effect to its obligations to charge interest, then (1) Lender shall notify Borrower that Lender is no longer able to maintain the Daily LIBOR Rate, and (2) the interest rate of the Loan shall automatically be converted to the Adjusted Prime Rate.

(c)     Interest on the Loan shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

ARTICLE 5
FEES AND LOAN EXPENSES

         5.1      Fees. The Borrower shall pay the following fees to Lender:

        Borrower initially shall pay to Lender on or before the date of this Agreement a commitment fee in the amount of $100,000.00 [(1/2% of the Loan amount] (the “Commitment Fee”). Such Commitment Fee is fully earned and non-refundable as of closing.

        5.2     Loan and Administration Expenses. Borrower unconditionally agrees to pay all expenses of the Loan, including all amounts payable pursuant to Section 5.1 and any and all other fees owing to Lender pursuant to the Loan Documents, and also including, without limiting the generality of the foregoing, all reasonable attorneys’ fees and expenses, all recording, filing and registration fees and charges, documentary taxes, all insurance premiums, title insurance premiums and other charges of the Title Insurer, survey fees and charges, cost of certified copies of instruments, cost of premiums on surety company bonds and the Title Policy, charges of the Title Insurer or other escrowee for administering disbursements, all fees and disbursements of Lender’s Consultant, all appraisal fees, insurance consultant’s fees, environmental consultant’s fees, and all costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder. If any default or Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, Borrower shall pay all costs and expenses of Lender (including, without limitation, court costs and counsel’s fees and disbursements and fees and costs of paralegals) incurred in attempting to enforce payment of the Loan and expenses of Lender incurred (including court costs and counsel’s fees and disbursements and fees and costs of paralegals) in attempting to realize, while a default or Event of Default exists, on any security or incurred in connection with the sale or disposition (or preparation for sale or disposition) of any security for the Loan. Borrower agrees to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify and hold Lender harmless against all claims, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred in relation to any claim by broker, finder or similar person.

        5.3     Time of Payment of Fees and Expenses. Lender may require the payment of outstanding fees and expenses as a condition to any disbursement of the Loan. Lender is hereby authorized, without any specific request or direction by Borrower, to make disbursements from time to time in payment of or to reimburse Lender for all Loan expenses and fees (whether or not, at such time, there may be any undisbursed amounts of the Loan allocated in the applicable Budget).

        5.4     Expenses and Advances Secured by Loan Documents. Any and all advances or payments made by Lender under this Article 5 from time to time shall, as and when advanced or incurred, constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents.

        5.5     Right of Lender to Make Advances to Cure Borrower’s Defaults. In the event that Borrower fails to perform any of Borrower’s covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing and shall constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan Documents and shall bear interest at the Default Rate.

ARTICLE 6
REQUIREMENTS PRECEDENT
TO THE INITIAL DISBURSEMENT OF THE LOAN

        6.1     Non-Construction Conditions Precedent. Borrower agrees that Lender’s obligation to make the initial disbursement of the Loan and each subsequent disbursement is conditioned upon Borrower’s delivery, performance and satisfaction of the following conditions precedent in form and substance satisfactory to Lender:

(a)     Equity: Borrower shall have provided evidence reasonably satisfactory to Lender that Borrower’s equity invested in the Project is not less than the difference between the total Project cost as set forth in the Budget for the entire Project and the maximum Loan Amount; provided, however, in no event shall Borrower’s equity in the Project be less than $10,000,000.00;

(b)     Title and Other Documents: Borrower shall have furnished to Lender the Title Policy together with legible copies of all title exception documents cited in the Title Policy and all other legal documents affecting the Project or the use thereof;

(c)     Survey: Borrower shall have furnished to Lender an ALTA/ACSM “Class A” Land Title Survey of the Project. Said survey shall be dated no earlier than ninety (90) days prior to the date of this Agreement and shall be made (and certified to have been made) form reasonably satisfactory to Lender in its sole discretion. Such survey shall be sufficient to permit issuance of the Title Policy in the form required by this Agreement. Such survey shall include the legal description of the Land;

(d)     Insurance Policies: Borrower shall have furnished to Lender not less than ten (10) days prior to the date of this Agreement policies or binders evidencing that insurance coverages are in effect with respect to the Project and Borrower, in accordance with the Insurance Requirements attached hereto as Exhibit D, for which the premiums have been fully prepaid with endorsements satisfactory to Lender;

(e)     No Litigation: Borrower shall have furnished evidence that no litigation or proceedings shall be pending or threatened which could or might cause a Material Adverse Change with respect to Borrower, Guarantor, or the Project;

(f)     Utilities: Borrower shall have furnished to Lender (by way of utility letters or otherwise) evidence establishing to the satisfaction of Lender that the Project when constructed will have adequate water supply, storm and sanitary sewerage facilities, telephone, gas, electricity, fire and police protection, means of ingress and egress to and from the Project and public highways and any other required public utilities and that the Project is benefited by insured easements as may be required for any of the foregoing;

(g)     Attorney Opinions: Borrower shall have furnished to Lender an opinion from counsel for Borrower and Guarantor covering due authorization, execution and delivery and enforceability of the Loan Documents and also containing such other legal opinions as Lender shall reasonably require;

(h)     Appraisal: Lender shall have obtained an Appraisal, the appraised value of which shall provide for a loan-to-value ratio not to exceed eighty percent (80%) of the bulk sales value of the Project on an as completed basis, and a loan to cost ratio not to exceed one hundred percent (100%) of the cost [both hard and soft cost] to construct the Improvements, which Appraisal is satisfactory to Lender in all respects;

(i)     Searches: Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in the State demonstrating the absence of adverse claims;

(j)     Financial Statements: Borrower shall have furnished to Lender current annual financial statements of Borrower, the Guarantor, the General Contractor and such other persons or entities connected with the Loan as Lender may reasonably request, each in form and substance and certified by such individual as acceptable to Lender. Borrower and the Guarantor shall provide such other additional financial information Lender reasonably requires;

(k)     Management Agreements: Borrower shall have delivered to Lender executed copies of any management and development agreements entered into by Borrower in connection with the Construction of the Improvements within the Project;

(l)     Flood Hazard: Lender has received evidence that the Project is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Lender in its sole discretion;

(m)     Zoning: If the Title Policy does not include a zoning endorsement, Borrower shall have furnished to Lender a legal opinion or zoning letter in form reasonably acceptable to Lender as to compliance of the Project with zoning and similar laws;

(n)     Organizational Documents: Borrower shall have furnished to Lender proof satisfactory to Lender of Borrower’s and Guarantor’s authority, formation, organization and good standing in their respective state of incorporation or formation and, if applicable, qualification as a foreign entity in good standing in the State, of all corporate, partnership, trust and limited liability company entities (including Borrower and Guarantor) executing any Loan Documents, whether in their own name or on behalf of another entity. Borrower and Guarantor shall also provide certified resolutions in form and content satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents to be executed by each of them, and such other documentation as Lender may reasonably require to evidence the authority of the persons executing the Loan Documents;

(o)     Easements: Borrower shall have furnished Lender all easements reasonably required for the Construction, maintenance or operation of and access to the Project and such easements shall be insured by the Title Policy;

(p)     No Defaults: There shall be no uncured Default or Event of Default by Borrower hereunder;

(q)     Additional Documents: Borrower shall have furnished to Lender such other materials, documents, papers or requirements regarding the Project, Borrower and Guarantor as Lender shall reasonably request.

        6.2     Required Construction Documents. With respect to each Condominium Building Allocation within the first Phase of the Project, and with respect to each Condominium Building Allocation within each subsequent Phase of the Project, and with respect to the Garage/Amenity Allocation, and to the extent not previously delivered, Borrower shall cause to be furnished to Lender the following, in form and substance satisfactory to Lender and Lender’s Consultant in all respects, for Lender’s approval:

(a)     Fully executed copies of the following, each satisfactory to Lender and Lender’s Consultant in all respects: (i) a General Contract with the General Contractor; (ii) Major Subcontracts; and (iii) all contracts with architects and engineers;

(b)     A Budget for the Condominium Building, as well as a trade payment breakdown, setting forth a description of all contracts let by Borrower and/or the General Contractor for the design, engineering, construction and equipping of such Condominium Building;

(c)     An initial sworn statement of the General Contractor, approved by Borrower, Architect and Lender’s Consultant covering all work done and to be done within the applicable Phase, together with lien waivers covering all work and materials for which payments have heretofore been made by Borrower;

(d)     Copies of each of the Required Permits, except for those Required Permits which cannot yet be issued, in which event such Required Permits will be obtained by Borrower on a timely basis in accordance with all applicable building, land use, zoning and environmental codes, statutes and regulations and will be delivered to Lender at the earliest possible date. In all events the Required Permits required to be delivered prior to the initial disbursement of Loan proceeds with respect to a Condominium Building Allocation and the Garage/Amenity Allocation shall include permits necessary to commence development of the applicable Condominium Building or garage and amenity;

(e)     Full and complete detailed Plans and Specifications for the Improvements contained in the Project in duplicate, prepared by the Architect;

(f)     The Construction Schedule;

(g)     The Soil Report;

(h)     The Environmental Report;

(i)     A report or reports from Lender’s Consultant which contains an analysis of the Plans and Specifications, the applicable Budget, the Construction Schedule, the General Contract, all subcontracts then existing and the Soil Report. Such report shall be solely for the benefit of Lender and contain (i) an analysis satisfactory to Lender demonstrating the adequacy of the applicable Budget to complete the Condominium Building and other improvements to be constructed with the proceeds of each Condominium Building Allocation or the Garage/Amenity Allocation, and (ii) a confirmation that the applicable Construction Schedule is realistic. Lender’s Consultant shall monitor construction of the Improvements and shall visit the Project at least one (1) time each month, and shall certify as to amounts of construction costs for all requested fundings;

(j)     The Architect’s Certificate;

(k)     Certification from an engineer or other professional reasonably acceptable to Lender in a form acceptable to Lender confirming that any wetlands located on the Land will not preclude the development of the Project;

(l)     A Notice of Commencement, if required under applicable state or local law;

(m)     Evidence of completion of the development of the onsite and offsite improvements for the applicable Phase of the Project for which a Condominium Building Allocation has been requested, to the extent necessary for Borrower to obtain a building permit for the applicable Condominium Building; and

(n)     Such other reports, materials and documents as Lender may reasonably require with respect to the Construction.

ARTICLE 7
BUDGET AND CONTINGENCY FUND

        7.1     Budget. Disbursement of the Loan shall be governed by the applicable Budget, in form and substance acceptable to Lender in Lender’s reasonable discretion. The applicable Budget shall specify the amount of all costs and expenses of every kind and nature whatever to be incurred by Borrower in connection with Construction of the applicable Condominium Building. Each Budget shall include, in addition to the Budget Line Items described in Section 7.2 below, the Contingency Fund described in Section 7.3 below, and amounts satisfactory to Lender for soft costs and other reserves acceptable to Lender. A Budget for the entire Project, broken down on a Condominium Building by Condominium Building basis, is attached hereto as Exhibit F and made a part hereof. Once a Budget is approved by Lender all changes to such Budget shall in all respects be subject to the prior written approval of Lender.

        7.2     Budget Line Items. Each Budget shall include as line items (“Budget Line Items”), to the extent determined to be applicable by Lender in its reasonable discretion, the cost of all labor, materials, equipment and fixtures needed for the completion of the Construction of the Improvements identified therein, and all other costs, fees and expenses relating in any way whatsoever to the Construction of the Improvements identified therein, real estate taxes, and all other sums due in connection with Construction of the Improvements identified therein and the ownership of the Land, the Loan, and this Agreement. Borrower agrees that all Loan proceeds within any Condominium Building Allocation and the Garage/Amenity Allocation disbursed by Lender shall be used only for the Budget Line Items for which such proceeds were disbursed. Subject to the provisions of Section 11.1(b) hereof, Borrower shall have the right to reallocate cost savings effected by final Change Order or other appropriate final documentation to other Budget Line Items subject to Lender’s prior written consent not to be unreasonably withheld. Lender shall not be obligated to disburse any amount for any category of costs set forth as a Budget Line Item which is greater than the amount set forth for such category in the applicable Budget Line Item. Borrower shall pay as they become due all amounts set forth in the applicable Budget with respect to costs to be paid for by Borrower.

        7.3     Contingency Fund. Each Budget shall contain a Budget Line Item designated for the Contingency Fund. Borrower may from time to time request that the Contingency Fund be reallocated to pay needed costs of Construction for the Improvements identified in such Budget. Such requests shall be subject to Lender’s written approval in its reasonable discretion. Borrower agrees that the decision with respect to utilizing portions of the Contingency Fund in order to keep the Loan In Balance shall be made by Lender in its reasonable discretion, and that Lender may require Borrower to make a Deficiency Deposit even if funds remain in the Contingency Fund.

        7.4     Optional Method for Payment of Interest. For Borrower’s benefit, if a Budget for a Condominium Building Allocation or the Garage/Amenity Allocation includes a Budget Line Item for interest payments, Borrower hereby authorizes Lender from time to time, for the mutual convenience of Lender and Borrower, to disburse Loan proceeds to pay all the then accrued interest on the Note accrued with respect to such Condominium Building Allocation or the Garage/Amenity Allocation, regardless of whether Borrower shall have specifically requested a disbursement of such amount. Any such disbursement, if made, shall be added to the outstanding principal balance of the Note and shall, when disbursed, bear interest at the Daily LIBOR Rate plus the LIBOR Rate Margin, or Default Rate, as applicable. The authorization hereby granted, however, shall not obligate Lender to make disbursements of the Loan for interest payments (except upon Borrower’s qualifying for and requesting disbursement of that portion of the proceeds of the Loan allocated for such purposes in the applicable Budget) nor prevent Borrower from paying accrued interest from its own funds.

ARTICLE 8
SUFFICIENCY OF LOAN

        8.1     Loan In Balance. Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that each Condominium Building Allocation and the Garage/Amenity Allocation shall at all times be “In Balance”, on a Budget Line Item and an aggregate basis. A Budget Line Item shall be deemed to be “In Balance” only if Lender determines that the amount of such Budget Line Item is sufficient for its intended purpose. Each Condominium Building Allocation or the Garage/Amenity Allocation shall be deemed to be “In Balance” in the aggregate only when the total of the undisbursed portion of such Condominium Building Allocation or the Garage/Amenity Allocation less any Contingency Fund (subject to Borrower’s reallocation rights under Section 7.2) equals or exceeds the aggregate of (a) the costs required to complete the construction of the applicable Condominium Building or garages and amenities in accordance with the Plans and Specifications and the Budget for such Condominium Building Allocation or the Garage/Amenity Allocation; (b) the amounts to be paid as retainages to persons who have supplied labor or materials to such Condominium Building or garages and amenities; and (c) all other hard and soft costs not yet paid for in connection with such Condominium Building or garages and amenities, as such costs and amounts described in clauses (a), (b) and (c) may be estimated and/or approved in writing by Lender from time to time. Borrower agrees that if for any reason, in Lender’s reasonable discretion, the amount of such undistributed Condominium Building Allocation or the Garage/Amenity Allocation shall at any time be or become insufficient for such purpose regardless of how such condition may be caused, Borrower will, within ten (10) days after written request by Lender, deposit the deficiency with Lender (“Deficiency Deposit”). The Deficiency Deposit shall first be exhausted before any further disbursement of such Condominium Building Allocation or the Garage/Amenity Allocation shall be made. Lender shall not be obligated to make any Loan disbursements or establish any new Condominium Building Allocations if and for as long as any Condominium Building Allocation or the Garage/Amenity Allocation is not In Balance.

ARTICLE 9
CONSTRUCTION PAYOUT REQUIREMENTS

        9.1     Monthly Payouts. After the initial disbursement of a Condominium Building Allocation or the Garage/Amenity Allocation, further disbursements shall be made during construction of the Condominium Building for which such Condominium Building Allocation has been established, or the garages and amenities for which the Garage/Amenity Allocation has been established, from time to time as the Construction progresses, but no more frequently than once in each calendar month, except that Borrower shall be entitled to a second disbursement per month to pay framing, interior trim, siding, plumbing, HVAC and cabinet installation subcontractors, as well as interior trim, cabinet and light fixture suppliers, provided that the amount of such draw is in excess of $50,000.00, but not more than $300,000.00. All disbursements with respect to all existing Condominium Building Allocations or the Garage/Amenity Allocation shall be disbursed monthly on the same date. At Lender’s option, disbursements may be made by Lender into an escrow and subsequently disbursed to Borrower or its General Contractor, Subcontractors and materials suppliers by the Title Insurer or by Lender directly. If such option is exercised, those Loan proceeds shall be deemed to be disbursed to Borrower from the date of deposit into that escrow or the date of disbursement by Lender and interest shall accrue on those proceeds from that date, regardless of the date such proceeds are released by the Title Insurer if disbursed to such Title Insurer.

        9.2     Additional Documents to be Furnished for Each Disbursement. As a condition precedent to each disbursement of any Condominium Building Allocation or the Garage/Amenity

Allocation (including the initial disbursement), Borrower shall furnish or cause to be furnished to Lender the following documents with respect to each Condominium Building Allocation or the Garage/Amenity Allocation covering each disbursement, in form and substance satisfactory to Lender:

(a)     A completed Borrower’s Certificate in the form of Exhibit G attached hereto and made a part hereof and a completed Soft and Hard Cost Requisition Form in the form of Exhibit H attached hereto and made a part hereof, each executed by the Authorized Representative of Borrower;

(b)     A completed standard AIA Form G702 and Form G703 for each Condominium Building or garages and amenities for which a disbursement has been requested, signed by the General Contractor, subcontractors, and the Project Architect, together with General Contractor’s sworn statements and unconditional waivers of lien, and all subcontractors’, material suppliers’ and laborers’ sworn statements and conditional waivers of lien, covering all work, paid with the proceeds of the prior draw requests, together with such invoices, contracts or other supporting data as Lender may require to evidence that all costs for which disbursement is sought have been incurred;

(c)     Paid invoices or other evidence satisfactory to Lender that fixtures and equipment, if any, have been paid for and are free of any lien or security interest therein, and paid soft cost invoices in excess of $10,000.00, together with an accounts payable listing with respect to soft cost invoices below such amount;

(d)     An endorsement to the Title Policy issued to Lender covering the date of disbursement and showing the Deed of Trust as a second lien on the Project subject only to the Permitted Exceptions and real estate taxes that have accrued but are not yet due and payable and particularly that nothing has intervened to affect the validity or priority of the Deed of Trust;

(e)     Copies of any proposed or executed Change Orders on standard AIA G701 form which have not been previously furnished to Lender and which require and are not valid without the signatures of the General Contractor, Borrower and Architect, together with a copy of the pending change order log;

(f)     Copies of all construction contracts (including Major Subcontracts and other Subcontracts, if required by Lender) which have been executed since the last disbursement, together with any Bonds obtained or required to be obtained with respect thereto;

(g)     All Required Permits and other Government Approvals then needed in connection with the Project;

(h)     An updated Construction Schedule for each Condominium Building then under construction, whether or not a disbursement with respect to such Condominium Building is requested;

(i)     A copy of a Foundation Survey for the applicable Condominium Building, which shall be provided with the next disbursement of the Condominium Building Allocation request for such Condominium Building following the disbursement which included payment for the installation of such foundation; and

(j)     Such other instruments, documents and information as Lender or the Title Insurer may reasonably request.

Disbursements shall be made approximately ten (10) days after receipt of all information required by Lender to approve the requested disbursements.

        9.3     Retainages. At the time of each disbursement of the proceeds of a Condominium Building Allocation or the Garage/Amenity Allocation, five percent (5%) of the total amount then due the General Contractor and the various contractors, subcontractors and material suppliers for costs of construction of the applicable Condominium Building or garages and amenities shall be withheld from the amount disbursed. Notwithstanding the foregoing, there shall be no retainage with respect to the General Contractor’s Fee; provided, however, that the General Contractor’s Fee shall not in the aggregate exceed the amount for such General Contractor’s Fee set forth in the Budget for the Project and with respect to each Condominium Building, the portion of such fee allocated thereto in the Budget for such Condominium Building, and such fee shall be disbursed on a percentage of completion basis with respect to each Condominium Building. The retained amounts under such Condominium Building Allocation or the Garage/Amenity Allocation for the construction costs of the applicable Condominium Building or garages and amenities will be disbursed only at the time of the final disbursement of the amount of the Condominium Building Allocation or the Garage/Amenity Allocation proceeds under Article 12 below; provided, however, upon the satisfactory completion of one hundred percent (100%) of the work with respect to any trade (including any trade performed by the General Contractor) or the delivery of all materials pursuant to a purchase order for a particular Condominium Building or garage and amenity in accordance with the Plans and Specifications as certified by the Architect and the Lender’s Consultant, Lender may decide on a case by case basis (but shall not be obligated) to permit retainages with respect to such trade or order, as the case may be held under the Condominium Building Allocation or the Garage/Amenity Allocation for such Condominium Building or garages and amenities may be disbursed to Borrower upon the Lender’s Consultant’s approval of all work and materials and Lender’s receipt of a final waiver of lien with respect to such completed work or delivered materials.

        9.4     Disbursements for Materials Stored On-Site. Any requests for disbursements under a Condominium Building Allocation or the Garage/Amenity Allocation which in whole or in part relate to materials or equipment which Borrower owns and which are not incorporated into the applicable Condominium Building or garages and amenities as of the date of the request for disbursement, but are to be temporarily stored at the Project, shall be made in Lender’s reasonable discretion. Any such request must be accompanied by evidence satisfactory to Lender that (i) such stored materials have been identified for incorporation in the applicable Condominium Building or garages and amenities, (ii) such stored materials are included within the coverages of insurance policies carried by Borrower, (iii) the ownership of such materials is vested in Borrower free of any liens and claims of third parties, (iv)  such materials are properly insured and protected against theft or damage, (v) the materials used in the construction are not commodity items but are uniquely fabricated for the Construction, (vi) the Lender’s Consultant has viewed and inspected the stored materials, and (vii) in the opinion of the Lender’s Consultant the stored materials are physically secured and can be incorporated into the applicable Condominium Building within forty five (45) days. Lender may require separate Uniform Commercial Code financing statements to cover any such stored materials.

        9.5     Disbursements for Offsite Materials. Lender may in its sole discretion, but shall not be obligated to, approve disbursements for materials stored off-site, in which event all of the requirements of Section 9.4 shall be applicable to such disbursement as well as any other requirements which Lender may, in its sole discretion, determine are appropriate under the circumstances.

ARTICLE 10
FINAL DISBURSEMENT FOR CONSTRUCTION

        10.1 Final Disbursement for Construction. Lender will advance to Borrower the final disbursement for the cost of the construction (including retainages) with respect to a Condominium

Building Allocation or the Garage/Amenity Allocation when the following conditions have been complied with, provided that all other conditions in this Agreement for disbursements have been complied with:

(a)     The applicable Condominium Building or applicable garages and amenities has or have been fully completed and equipped in accordance with the Plans and Specifications free and clear of mechanics’ liens and security interests;

(b)     Borrower shall have furnished to Lender “all risks” casualty insurance in form and amount and with companies satisfactory to Lender in accordance with the requirements contained herein;

(c)     Borrower shall have furnished to Lender copies of all required licenses, permits and certificates of occupancy issued by all Governmental Authorities having jurisdiction for the use of the Condominium Building, garage or amenity and the operation thereof;

(d)     Borrower shall have furnished a copy of the recorded Condominium Map for the applicable Condominium Building and appurtenant garages and amenities;

(e)     The construction of the Condominium Building and the applicable garages and amenities shall have been completed free and clear of all liens and security interests, except in favor of Lender;

(f)     Borrower shall have furnished to Lender copies of all final waivers of lien and sworn statements from contractors, Major Subcontractors, and if requested by Lender, Subcontractors and materials suppliers and an affidavit from the General Contractor in accordance with the mechanic’s lien law of the State or as otherwise established by Lender;

(g)     Borrower shall have furnished to Lender a certificate from the Architect or other evidence satisfactory to Lender dated at or about the Completion Date with respect to such Condominium Building and the applicable garages and amenities stating that (i) the Condominium Building and applicable garages and amenities have been substantially completed in accordance with the Plans and Specifications, and (ii) the Condominium Building and applicable garages and amenities as so completed comply with all applicable Laws; and

(h)     Lender shall have received a certificate from the Lender’s Consultant for the sole benefit of Lender that the Condominium Building and applicable garages and amenities have been satisfactorily completed in accordance with the Plans and Specifications.

ARTICLE 11
OTHER COVENANTS

        11.1    Other Covenants. Borrower further covenants and agrees as follows:

(a)     Construction of Condominium Buildings and Garages and Amenities. Each Condominium Building and each garage and amenity shall be constructed and fully equipped in a good and workmanlike manner with materials of high quality, strictly in accordance with the Plans and Specifications (or in accordance with any changes therein that may be approved in writing by Lender or as to which Lender’s approval is not required), and such construction and equipping will be commenced within thirty (30) days of the establishment of the Condominium Building Allocation for such Condominium Building and the Garage/Amenity Allocation for the garages and amenities and prosecuted with due diligence and continuity in accordance with the Construction Schedule and with respect to a

Condominium Building fully completed not later than the Completion Date for such Condominium Building. The Completion Date for a Condominium Building may be extended in writing by Lender by the number of days resulting from any Unavoidable Delay in the construction of the Condominium Building, but under no circumstances shall Lender be obligated to extend the Completion Date beyond sixty (60) days, provided, however, that Lender shall not be obligated to grant any such extension unless (a) Borrower gives notice of such delay to Lender within ten (10) days of learning of the event resulting in such delay, (b) after giving effect to the consequences of such delay, the Condominium Building Allocation shall remain “In Balance.”

(b)     Changes in Plans and Specifications. No changes will be made in the Plans and Specifications without the prior written approval of Lender; provided, however, that Borrower may make changes to the Plans and Specifications if (i) Borrower notifies Lender in writing of such change within seven (7) days thereafter; (ii) Borrower obtains the approval of all parties whose approval is required, sureties, and any Governmental Authority to the extent approval from such parties is required; (iii) the structural integrity of any Condominium Building or garage or amenity is not impaired; (iv) the performance of any Condominium Building or garage or amenity is not affected; (v) the cost of or reduction resulting from such change with respect to all Condominium Buildings and all garages and amenities (x) does not exceed $50,000.00 and (y) when added to all other changes for all Condominium Buildings and all garages and amenities which have been approved in writing by Lender, the resulting aggregate cost or reduction does not exceed $250,000.00. Changes in the scope of construction work or to any construction related contract must be documented with a change order on the AIA Form G701 or equivalent form.

(c)     Inspection by Lender. Borrower will cooperate with Lender in arranging for inspections by representatives of Lender of the progress of the Construction from time to time including an examination of (i) the Condominium Buildings, garages and amenities, (ii) all materials to be used in the Construction, (iii) all plans and shop drawings, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements, including the Condominium Buildings, garages and amenities, (v) all work done, labor performed, materials furnished in and about the Project, including the Condominium Buildings, garages and amenities, (vi) all books, contracts and records with respect to the Project, including the Condominium Buildings, garages and amenities, and (vii) any other documents relating to the Project or the Construction. Borrower shall cooperate with Lender’s Consultant to enable him to perform his functions hereunder. Borrower shall, upon Lender’s or Lender’s Consultant’s request, correct any defect in the Construction of the Project, including the Condominium Buildings, garages and amenities or any failure of the Construction of the Project, including the Condominium Buildings, garages and amenities to comply with the Plans and Specifications.

(d)     Mechanics’ Liens and Contest and Settlement Thereof. Borrower will not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Project or any funds due to the General Contractor, and will promptly discharge the same of record in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrower posts a statutory lien bond which removes such lien from title to the Project, any Phase of the Project or any Condominium Building, garage or amenity within twenty (20) days of written notice by Lender to Borrower of the existence of the lien Lender will not be required to make any further disbursements of the proceeds of the Loan until any mechanics’ lien claims have been removed of record and Lender may, at its option, restrict disbursements to reserve sufficient sums to pay 150% of the lien until released or discharged of record. If Borrower shall fail promptly either (i) to discharge any such lien, or (ii) post a statutory lien bond in the manner provided above  Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, and any amounts so expended by Lender, including premiums paid in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

(e)     Renewal of Insurance. Borrower shall cause insurance policies to be maintained in compliance with Exhibit D at all times. Borrower shall timely pay all premiums on all insurance policies required hereunder, and as and when additional insurance is required, from time to time, during the progress of Construction, and as and when any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts satisfactory to Lender in accordance with Section 6.1(d).

(f)     Payment of Taxes. Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent, provided, however, that Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified Lender of Borrower’s intent to contest such taxes, and (iii) Borrower has deposited security in form and amount satisfactory to Lender, in its sole discretion, and has increased the amount of such security so deposited promptly after Lender’s request therefor. If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note). Borrower shall furnish to Lender evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

(g)     Tax and Insurance Escrow Accounts. Borrower shall, following the written request of Lender or upon the occurrence of any Event of Default, make insurance and tax escrow deposits, in amounts reasonably determined by Lender from time to time as being needed to pay taxes and insurance premiums when due, in an interest bearing escrow account held by Lender in Lender’s name and under its sole dominion and control. All payments deposited in the escrow account, and all interest accruing thereon, are pledged as additional collateral for the Loan. Notwithstanding Lender’s holding of the escrow account, nothing herein shall obligate Lender to pay any insurance premiums or real property taxes with respect to any portion of the Project unless the Event of Default has been cured to the satisfaction of Lender. If the Event of Default has been satisfactorily cured, Lender shall make available to Borrower such funds as may be deposited in the escrow account from time to time for Borrower’s payment of insurance premiums or real property taxes due with respect to the Project.

(h)     Personal Property. All of Borrower’s personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the Construction or the operation of the Project shall always be located at the Project and shall be kept free and clear of all liens, encumbrances and security interests.

(i)     Leasing Restrictions: Default Under Leases. Without the prior written consent of Lender, Borrower and Borrower’s agents shall not (i) enter into any Leases, (ii) modify, amend or terminate any Lease which has been consented to by Lender, or (iii) accept any rental payment in advance of its due date. Borrower shall provide Lender with a copy of all Leases, to which Borrower has requested Lender’s consent, no less than ten (10) days prior to execution of such Leases. Borrower shall provide Lender with a copy of the fully executed original of all Leases promptly following their execution. Borrower will not enter into any residential Leases for a term of more than one year and all such residential Leases shall be on a form approved by Lender without material modification. Borrower will not suffer or permit any breach or default to occur in any of Borrower’s obligations under any of the Leases nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease including those with respect to any time limitation within which any of Borrower’s work is to be done or the space is to be available for occupancy by the lessee. Borrower shall notify Lender promptly in writing in the event a Tenant commits a material default under a Lease. At Lender’s request, Borrower shall cause Tenants to execute a Subordination, Non-Disturbance and Attornment Agreement reasonably satisfactory to Lender. Lender reserves the right to subordinate the Deed of Trust to any Lease.

(j)     Appraisals. Lender shall have the right to obtain a new or updated Appraisal of the Project from time to time. Borrower shall cooperate with Lender in this regard. If the Appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay for any such Appraisal upon Lender’s request.

(k)     Sign and Publicity. Upon Lender’s request, Borrower shall permit Lender to erect a sign in a conspicuous location on the Project adjacent to Business Center Drive during Construction indicating that the financing for the Project is provided by Lender. Lender reserves the right to publicize the making of the Loan.

(l)     Lost Note. Upon Lender’s furnishing to Borrower of an affidavit to such effect, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note.

(m)     No Additional Debt. Except for the Loan and the Development Loan, Borrower shall not incur any indebtedness (whether personal or nonrecourse, secured or unsecured) other than customary trade payables paid within sixty (60) days after they are incurred.

(n)     Compliance With Laws. Borrower shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over Borrower or the Project.

(o)     Organizational Documents. Borrower shall not, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its organizational documents, (ii) the admission of any new member, partner or shareholder, or (iii) any dissolution or termination of its existence.

(p)     Furnishing Notices and Reports. Borrower shall provide Lender with copies of all material notices pertaining to the Project received by Borrower from any Governmental Authority or insurance company within seven (7) days after such notice is received. Further, upon Lender’s request, Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by any Borrower, which in any way relate to the Project or any part thereof.

(q)     Management Contracts. Borrower shall not enter into, modify, amend, terminate or cancel any management contracts for the Project or agreements with agents or brokers, without the prior written approval of Lender.

(r)     Construction Contracts. Borrower shall not enter into, modify, amend, terminate or cancel any contracts for the Construction, without the prior written approval of Lender; provided, however, that Borrower may amend any such contract as long as such amendment does not result in an increase in the amount budgeted for the work to be performed under any such contract, or decrease the quality of materials or scope of work to be performed under any such contract. Borrower will furnish Lender promptly after execution thereof executed copies of all contracts between Borrower and the General Contractor, all architects, engineers and other contractors and all Major Subcontracts and, if requested by Lender, Subcontracts, between the General Contractor or contractors and all of their subcontractors and suppliers, which contracts and subcontracts may not have been furnished at the time of the execution of this Agreement.

(s)     Correction of Defects. Within five (5) days after Borrower acquires knowledge of or receives notice from Lender or Lender’s consultant of a defect in the Improvements, including any Condominium Building, garage or amenity, or any departure from the Plans and Specifications, or any other requirement of this Agreement, Borrower will proceed with diligence to correct all such defects and departures.

(t)     Hold Disbursements in Trust. Borrower shall receive and hold in trust for the sole benefit of Lender (and not for the benefit of any other person, including, but not limited to, contractors or any subcontractors) all advances made under a Condominium Building Allocation or the Garage/Amenity Allocation directly to Borrower, for the purpose of paying costs of the Construction in accordance with the Budget therefor. Borrower shall use the proceeds of the Condominium Building Allocation or the Garage/Amenity Allocation solely for the payment of costs as specified in the Budget for such Condominium Building Allocation or the Garage/Amenity Allocation. Borrower will pay all other costs, expenses and fees relating to the acquisition, equipping, use and operation of the Project.

(u)     Alterations. Without the prior written consent of Lender, Borrower shall not make any material alterations to the Improvements, including each Condominium Building, garage or amenity (other than completion of the Construction in accordance with the Plans and Specifications).

(v)     No Encroachments. When the Construction is completed in accordance with the Plans and Specifications, none of the Improvements, including each Condominium Building, garage or amenity will encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Project, other than as set forth in the Plans and Specifications.

(w)     Prohibition of Transfers in Violation of ERISA. Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, mortgage, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold Lender free and harmless from and against all losses, costs (including attorneys’ fees and expenses), taxes, damages (including consequential damages) and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender’s sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Note, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

(x)     Expenses. In addition to the fees and expenses of Lender agreed to be paid by Borrower under the Loan Agreement, Borrower shall pay (promptly upon the rendering of such a bill and delivery thereof to Borrower) all out-of-pocket expenses incurred by the Lender in connection with the review of any proposed easements, final approval and recordation of the Condominium Documents, partial releases, and satisfaction of a loan of character contemplated hereby.

(y)     Condominium Documents. Once approved by Lender, Borrower shall not modify, amend, or otherwise change (including without limitation, any change that would permit any purchaser to cancel its respective Contract of Sale) in any manner the Condominium Documents without the prior written consent of the Lender. Borrower covenants and agrees that it shall comply with, to the extent applicable to the Project, (a) all requirements of the Condominium Statute, (b) all regulations promulgated from time to time by the State, pursuant thereto, including without limitation, the filing requirements for the Condominium Documents, and Borrower’s obligations as developer of the condominium project, and (c) all requirements and requests of any applicable State authority or agency in connection with the filing of the Declaration and the Unites States Department of Housing and Urban Development, if applicable. The Borrower shall pay in respect of any Units on or before the expiration of any applicable grace or cure period all common expenses, charges and assessments, special or general, and other items for the payment of which the Borrower is or may hereafter be responsible under the terms of the Condominium Documents.

(z)     Escrow Deposits. Except as may otherwise be required by Governmental Authorities, all Contract Deposits shall be deposited into an escrow account maintained by the Title Insurer with Lender. Borrower shall be responsible for all of the costs of such escrow account(s), including, without limitation, all of Title Insurer’s fees and the like. Borrower shall place or caused to be placed all Contract Deposits in the escrow account subject to the return of such Contract Deposit to a purchaser (including, to the extent of such purchaser’s rights thereto, accrued interest on such Contract Deposit), when required by the terms of any Contract of Sale to be paid over to the purchaser, and subject to the payment of each such Contract Deposit to the Lender on account of the amount to be paid to the Lender to release Units from the lien of the Deed of Trust, as and when title to a Unit is transferred to a purchaser and the balance of the consideration paid therefor. As and when any purchaser defaults under the terms of any Contract of Sale and Lender determines that purchaser has no claim for the return of the Contract Deposit such Contract Deposit shall be paid to the Lender on account of then outstanding principal balance of the Loan or the Construction, as determined by Lender.

(aa)     Furnishing Information.

                (i)     Borrower shall deliver or cause to be delivered to Lender the following:

                (a)     a Certificate of Compliance in the form of Exhibit C attached hereto executed by Guarantor within sixty (60) days after the end of each calendar quarter;

                (b)     Borrower’s company prepared annual financial statement within sixty (60) days after the end of each fiscal year.

                (c)     Borrower’s annual Federal Income Tax Return within thirty (30) days after timely filing, or if Borrower files a consolidated tax return with Guarantor, a copy of Guarantor’s Federal Income Tax Return.

                (d)     Borrower’s monthly Unit sales and closing report within thirty (30) days following the end of each calendar month.

        (ii)     Guarantor shall deliver to cause to be delivered to Lender the following:

                (a)        Guarantor’s quarterly financial statement within sixty (60) days after the end of each calendar quarter.

                (b)        Guarantor’s annual financial statement within one hundred twenty (120) days after the end of each calendar year.

        (iii)     All such financial statements shall be in a format approved in writing by Lender in Lender’s reasonable sole discretion. Each financial statement shall be certified as true, complete and correct in all material respects by its preparer and by Borrower or, in the case of the Guarantor’s financial statements, by the Guarantor.

        (iv)     Borrower and the Guarantor shall provide such additional financial information as Lender reasonably requires. Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project.

ARTICLE 12
CASUALTIES AND CONDEMNATION

        12.1     Lender’s Election to Apply Proceeds on Indebtedness.

(a)     Subject to the provisions of Section 12.1(b) below, Lender may elect to collect, retain and apply upon the indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as “Proceeds”) after deduction of all expenses of collection and settlement, including attorneys’ and adjusters’ fees and charges.

(b)     Notwithstanding anything in Section 12.1(a) to the contrary, in the event of any casualty to any Condominium Building, garage or amenity or any condemnation of part of a Condominium Building, garage or amenity, Lender agrees to make available the Proceeds to restoration of such Condominium Building, garage or amenity if (i) no Event of Default exists, (ii) all Proceeds are deposited with Lender, (iii) in Lender’s reasonable judgment, the amount of Proceeds available for restoration of the Condominium Building, garage or amenity (together with undisbursed proceeds of the applicable Condominium Building Allocation, or the Garage/Amenity Allocation, if any, allocated for the cost of the construction of such Condominium Building, or garage or amenity, as applicable, and any sums or other security acceptable to Lender deposited with Lender by Borrower for such purpose) is sufficient to pay the full and complete costs of such restoration, (iv) if the cost of restoration exceeds ten percent (10%) of the applicable Condominium Building Allocation, in Lender’s sole determination after completion of restoration, the Condominium Building Allocation for the applicable Condominium Building will not exceed eighty percent (80%) of the bulk sales value of such Condominium Building, (v)  Guarantor reaffirms its Completion Guaranty and Payment Guaranty in writing, and (vi) in Lender’s reasonable determination, such restoration is likely to be completed within four (4) months after the casualty event, but in no event later than ninety (90) days prior to the Maturity Date.

        12.2     Borrower’s Obligation to Rebuild and Use of Proceeds Therefor. In case Lender does not elect to apply or does not have the right to apply the Proceeds to the indebtedness, as provided in Section 12.1 above, Borrower shall:

(a)     Proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Proceeds to be deposited with Lender and allocated by Lender to each Condominium Building, garage or amenity damaged by such casualty;

(b)     In the event of any delay in making settlement with insurers or the appropriate Governmental Authorities or effecting collection of the Proceeds, as reasonably determined by Lender, deposit with Lender the full amount required to restore and complete Construction of the damaged Improvements;

(c)     In the event the Proceeds allocated by Lender to a damaged Condominium Building or garage or amenity and the available remaining amounts in the applicable Condominium Building Allocation or the Garage/Amenity Allocation are insufficient to assure the Lender that the applicable Condominium Building Allocation, or the Garage/Amenity Allocation will be and remain In Balance, promptly deposit with Lender any amount necessary to place the same or the Loan In Balance; and

(d)     Promptly proceed with the Construction of the damaged Condominium Building, garage or amenity, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

        Any request by Borrower for a disbursement by Lender of Proceeds and funds deposited by Borrower shall be treated by Lender as if such request were for an advance of a Condominium Building Allocation or the Garage/Amenity Allocation, as applicable, and the disbursement thereof shall be conditioned upon Borrower’s compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Condominium Building Allocation or the Garage/Amenity Allocation, as applicable.

ARTICLE 13
EVENTS OF DEFAULT

        13.1      Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" as said term is used herein:

(a)     Failure of Borrower (i)  to make any principal or interest payment within five (5) days after the date when due, except on the Maturity Date, (ii) to observe or perform any of the other covenants, agreements or conditions by Borrower to be performed under the terms of this Agreement or any other Loan Document concerning the payment of money, for a period of ten (10) days after written notice from Lender that the same is due and payable, or (iii) to observe or perform any of the covenants, agreements or conditions by Borrower under the terms of this Agreement or any of the other Loan Documents other than those set forth in clauses (i) and (ii) above for a period of thirty (30) days after written notice from Lender; provided that if any such failure concerning a non-monetary covenant, agreement or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional thirty (30) day period to cure such failure and no Event of

Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting sixty (60) day period from the date of Lender’s notice; provided, however, that if a different notice or grace period is specified under any other subsection of this Section 13.1 with respect to a particular breach, or if another subsection of this Section 13.1 applies to a particular breach and does not expressly provide for a notice or grace period the specific provision shall control.

(b)     The disapproval by Lender or Lender’s Consultant at any time of any construction work and failure of Borrower to cause the same to be corrected to the satisfaction of Lender within the cure period provided in Section 13.1(a)(iii) above.

(c)     A delay in the construction of any Condominium Building or a discontinuance of the construction of any Condominium Building for a period of fifteen (15) days after written notice from Lender concerning such delay or discontinuance (other than Unavoidable Delays), or in any event a delay in the construction of any Condominium Building so that the same is not, in Lender’s judgment (giving due consideration to the assessment of Lender’s Consultant), likely to be completed on or before the Completion Date for such Condominium Building or the failure to complete the construction of any Condominium Building on or before the Completion Date thereof.

(d)     The bankruptcy or insolvency of the General Contractor and failure of Borrower to procure a contract with a new contractor satisfactory to Lender within thirty (30) days from the occurrence of such bankruptcy or insolvency.

(e)     Any Transfer or other disposition by Borrower in violation of this Agreement.

(f)     Any default by Borrower, as lessor, under the terms of any Lease, consented to by Lender, following the expiration of any applicable notice and cure period, provided that if the Lease does not provide a notice and cure period, then the notice and cure period provided in (a)(i) above will apply to any such monetary default, and the notice and cure period provided in (a)(iii) will apply to any such non-monetary default (which respective periods shall commence upon written notice of default from Lender or the applicable Tenant, whichever occurs first).

(g)     If any warranty, representation, statement, report or certificate made now or hereafter by Borrower or any Guarantor is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in (a)(i) above for a breach that can be cured by the payment of money or (ii) within the notice and cure period provided in (a)(iii) above for any other breach.

(h)     Borrower or Guarantor shall commence a voluntary case concerning Borrower or Guarantor under the Bankruptcy Code or an involuntary proceeding is commenced against Borrower or Guarantor under the Bankruptcy Code and relief is ordered against Borrower or Guarantor, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for or takes charge of all or substantially all of the property of Borrower or Guarantor or the Borrower or Guarantor commences any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Borrower or Guarantor or there is commenced against Borrower or Guarantor any such proceeding which remains undismissed or unstayed for a period of sixty (60) days or the Borrower or Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered or the Borrower or Guarantor by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days.

(i)     Borrower or Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

(j)     If Borrower is enjoined, restrained or in any way prevented by any court order from constructing the Project, any Phase thereof or any Condominium Building, garage or amenity, operating the Project, any Phase thereof or any Condominium Building, garage or amenity upon the completion thereof, prohibiting the occupancy of any Condominium Building or any Unit therein, selling Units, entering into Contracts for Sale for Units or conveying Units pursuant to Contracts for Sale.

(k)     Failure by Borrower to make any Deficiency Deposit with Lender within the time and in the manner required by this Agreement.

(l)     One or more final, unappealable judgments are entered against Borrower in amounts aggregating in excess of $100,000 or if Guarantor breaches the covenants of Guarantor set forth in Sections 14.(g) and 14.(h) of its Completion Guaranty or Payment Guaranty and does not cure such breach within any applicable cure period.

(m)     If Borrower or Guarantor shall fail to pay any debt owed by it or is in default under the Development Loan or any other agreement with Lender or any other person or entity and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto.

(n)     If a Material Adverse Change occurs with respect to Borrower, the Project or Guarantor.

(o)     If Borrower fails to comply with and satisfy any of the final disbursement conditions contained in Article 10 within sixty (60) days after the Completion Date of each Condominium Building or each garage or amenity.

(p)     The occurrence of any other event or circumstance denominated as an Event of Default in this Agreement or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

(q)     If Guarantor’s net worth computed in accordance with generally accepted accounting principles consistently applied is less than $50,000,000.00 as of the end of any calendar quarter, and Borrower fails to pay to Lender the sum of $2,000,000.00 within thirty (30) days after the end of the first of such calendar quarter. Upon receipt of such $2,000,000.00 payment, Lender agrees to first apply such sum to the outstanding principal balance of the Development Loan, with any excess to be applied by Lender to the outstanding principal balance of this Loan, and thereafter Lender shall hold any unapplied portion of said $2,000,000.00 payment and disburse the same to Borrower for costs of construction of any Condominium Building pursuant to this Agreement.

ARTICLE 14
LENDER’S REMEDIES IN EVENT OF DEFAULT

        14.1     Remedies Conferred Upon Lender. Upon the occurrence of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)     Take possession of the Project and complete the construction of the Project, any Phase thereof or any Condominium Building or any garage or amenity and do anything which is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Project: to complete the construction of the Project, any Phase thereof, any Condominium Building or any garage or amenity in the name of Borrower; to use unadvanced funds remaining under any Condominium Building Allocation or the Garage/Amenity Allocation, as applicable, or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note; to make changes in the Plans and Specifications which shall be necessary or desirable to complete the construction of the Project, any Phase thereof, any Condominium Building or any garage or amenity in substantially the manner contemplated by the Plans and Specifications; to retain or employ general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims, which are or may be liens or security interests against the Land, Project, any Phase thereof, any Condominium Building or any garage or amenity, or to avoid such bills and claims becoming liens against the Land, Project, any Phase thereof, any Condominium Building or any garage or amenity or as may be necessary for the completion of the Project, any Phase thereof, any Condominium Building or any garage or amenity or the clearance of title to the Land, Project, any Phase thereof, any Condominium Building or any garage or amenity; to execute all applications and certificates in the name of Borrower which may be necessary to prosecute and defend all actions or proceedings in connection with the Land, Project, any Phase thereof, any Condominium Building or any garage or amenity or which may be required under or by any contract pertaining to the Land, Project, any Phase thereof, any Condominium Building or any garage or amenity; to take action and require such performance as it deems necessary under any of the bonds to be furnished hereunder and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction; and to do any and every act which the Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)     Withhold further disbursement of the proceeds of the Loan or any Condominium Building Allocation or the Garage/Amenity Allocation and/or terminate Lender’s obligations to make further disbursements hereunder or establish further Condominium Building Allocations;

(c)     Declare the Note to be immediately due and payable;

(d)     Use and apply any monies or letters of credit deposited by Borrower with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and

(e)     Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, including the Deed of Trust, or conferred upon Lender by operation of Law, including foreclosure of the Deed of Trust.

Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 13.1(h) with respect to Borrower, all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.

ARTICLE 15
CREATION OF PROJECT AS CONDOMINIUM, SALE OF CONDOMINIUM UNITS, AND
PARTIAL RELEASE OF CONDOMINIUM UNITS

        15.1     Joinder in Declaration. Borrower shall develop and operate the Project and each Phase as a residential condominium under the Condominium Documents and the Condominium Statute. Provided that no Event of Default exists, Lender will, upon its approval thereof, consent to the execution and recording, if applicable, of Borrower’s Condominium Documents with respect to the applicable Phase of the Project, which consent shall be provided only upon the fulfillment of each and every of the following conditions precedent:

(a)     Substantial completion of the development of the Project required under the Development Loan, the completion of each Condominium Building(s) and the appurtenant garages and common elements, which is to be submitted to the terms of the Condominium Documents, and the issuance of Certificates of Occupancy (or temporary certificate of occupancy) for all Units within such Condominium Building(s).

(b)     Verification satisfactory to Lender that any required approval by the fire marshal or its equivalent having jurisdiction over the Project and any other approval required by any Governmental Authority, to the extent that any such approval is a condition to the lawful use and occupancy of a Condominium Building and the opening and sale of Units within same to the public, has been obtained.

(c)     Verification satisfactory to Lender that the Condominium Documents have been approved by every Governmental Authority from whom approval is required, and have not been materially amended or modified from the form delivered to and approved by Lender.

(d)     Verification satisfactory to Lender that all Units shall be or have been sold upon a fee simple basis with no obligatory lease of any type or any club membership associated in any manner whatsoever with the condominium regime.

(e)     Verification satisfactory to Lender that Borrower shall have instituted no program to offer a rental service of any kind to purchasers of Units, either individually or in any form of pooling arrangement.

(f)     Verification satisfactory to Lender that no so-called “time-share estate” or “interval ownership” shall be permitted.

(g)     Lender’s receipt of an assignment to Lender (as further security for the Loan) in the form attached hereto as Exhibit K of all of Borrower’s right, title, and interest as Declarant, as said term is defined in the Condominium Statute. Borrower agrees to execute any other documents requested by Lender in order to evidence such assignment of its rights as Declarant in the Project to Lender, and

Borrower shall pay for the cost and expense of documenting such assignment, including without limitation, all attorneys’ fees and costs associated therewith.

(h)     Lender’s receipt of an assignment to Lender (as further security for the Loan) in the form attached hereto as Exhibit L of all of Borrower’s rights under any management agreement for the Project, which assignment shall be consented to by Manager.

(i)     Borrower shall pay all out-of-pocket costs and expenses of Lender, including, without limitation, Lender’s counsel fees in connection with Lender’s review and consent to the Condominium Documents.

The Lender agrees that, upon its prior written approval of the Condominium Documents and simultaneously with the recording of those Condominium Documents required to be recorded and provided there is no Event of Default under the Loan Documents, the Lender will confirm its consent to the Condominium Documents; provided that Lender receives an endorsement from the Title Company insuring the continued priority lien of the Deed of Trust on all Units within the Condominium and all rights and privileges reserved to Declarant under the Condominium Documents, including, if applicable and without limitation, rights to add future phases and make additions to or deletions from the property and interests subjected to the Condominium Statute.

        15.2     Actions after Creation of Condominium. Upon and after the effective submission of all or any portion of the Project to the Condominium Statute the following shall be applicable:

(a)     The Borrower shall pay all common expense assessments and all other assessments as required by the Condominium Documents, or any resolutions adopted pursuant thereto, with respect to unsold Units and/or parking spaces and shall promptly upon demand exhibit to Lender receipts for all such payments. The failure of the Borrower to make any such payment or to exhibit such receipts shall constitute an Event of Default under the Loan.

(b)     The Lender shall have all the rights and privileges which the owner of a Unit has by virtue of the Condominium Statute and the Condominium Documents as though the Lender were in fact a Unit owner, including without limiting the generality of the foregoing, all voting rights accruing to the Borrower under the terms of the Condominium Documents, it being understood that in the event of an Event of Default by the Borrower under the terms of any of the Loan Documents and so long as the same shall continue the Lender may vote in the place and stead of the Borrower. Upon the occurrence of an Event of Default, the Lender may exercise any and all of said rights hereinabove referred to, and the Borrower hereby nominates and appoints the Lender so long as the Deed of Trust remains in effect as the Borrower’s irrevocable proxy to vote and, as the Borrower’s agent, to act with respect to all of said rights while any such default shall continue. Written notice of default from the Lender to the condominium association shall be deemed conclusive as to the existence of such default and as to the Lender’s rights and privileges under this paragraph, including all voting rights accruing to the Borrower under the terms of the Condominium Documents and the Condominium Statute. The provisions of this paragraph shall in no event render the Lender liable for any common charges or assessments required by the Condominium Documents, or any resolution adopted pursuant to the Condominium Statute, nor shall they cause, in and of themselves, the Lender to be deemed a Declarant.

(c)     The Borrower shall not, except after notice to the Lender and with the prior written consent of the Lender: (i) vote for or consent to any modification of, amendment to or relaxation in the enforcement of any provision of the Condominium Documents; (ii) in the event of damage to or destruction of the Project, vote in opposition to a motion to repair, restore, or rebuild; (iii) in each and every case in which under the provisions of the Condominium Statute or the Condominium Documents the unanimous consent or the unanimous vote of owners of Units is required, vote or give such consent; (iv) partition or subdivide any Unit; (v) consent to the termination of the Condominium; (vi) consent to any amendment to the Condominium Documents; (vii) consent to the effectuation of any decision by the condominium association to terminate professional management and assume self-management of the Condominium; or (viii) exercise any “Development Rights” reserved in the Condominium Documents or “Special Declarant Rights.”

(d)     The Borrower shall fully and faithfully observe, keep and perform each and every requirement, condition, covenant, agreement and provisions under the Condominium Statute and the Condominium Documents on the part of the Borrower to be observed, kept and performed. The Borrower shall promptly deliver to the Lender a copy of each and every notice of default received by the Borrower with respect to any obligation of the Borrower under the provisions of the Condominium Statute or the Condominium Documents. In the event the Borrower shall not cure or remedy any default within a period of thirty (30) days after notice thereof from the condominium association or the Lender then and in any such case the Lender may from time to time at its option but without any obligation to do so, cure or remedy any such default of the Borrower, and in addition, at the option of the Lender, the entire indebtedness outstanding under the Loan shall become due and payable at once without further notice (together with any sums advanced by the Lender to cure or remedy any such default).

        15.3 Partial Releases of Condominium Units. Provided that no Event of Default exists, and provided the condominium declaration for the Project or the applicable Phase thereof (“Declaration”) has been filed with the Clerk and Recorder of Douglas County, Colorado, Lender agrees to release individual Units from the lien of the Deed of Trust in accordance with and subject to all of the following terms, provisions and conditions:

(a)     The Condominium Building within such Phase shall have been completed in accordance with the Plans and Specifications and a Certificate of Occupancy (or a temporary certificate of occupancy) for all of the Units in the Condominium Building in which the applicable Unit is located shall have been issued and any required approval by the fire marshal or its equivalent having jurisdiction over the Project and any other approval required by any Governmental Authority, to the extent that any such approval is a condition to the lawful use and occupancy of such Units and the opening of same to the public, shall have been obtained.

(b)     Borrower shall pay to Lender, prior to the time of delivery of the partial release for each Unit, in cash or immediately available funds (which payment shall be applied in reduction of the unpaid principal balance of the Loan, as well as the outstanding Condominium Building Allocation), for each Unit sought to be released, the release price (the “Release Price”) set forth in Exhibit I attached hereto for the Unit for which such release is requested.

(c)     Requests for partial releases must be in writing (a “Request for Partial Release”) and all data reasonably necessary to support the Borrower’s being entitled to the partial release, including, without limitation, a legal description and model type for each Unit to be released, a partial release document prepared by Borrower at Borrower’s expense in form and content satisfactory to Lender and a schedule containing a list of those Units previously released by Lender and those Units remaining to be released.

(d)     Releases of Units shall not affect or impair the lien of the Deed of Trust and Lender’s lien and security interests created by the other Loan Documents as to Units and other property encumbered by the Deed of Trust and the other Loan Documents not theretofore released, and said liens and security interests shall continue in full force and effect as to the unreleased Units and such other property.

(e)     As a condition precedent to Lender’s delivery of each partial release, Borrower shall submit to Lender a photocopy of the final signed closing statement with respect to the sale of each Unit.

(f)     Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender, including, without limitation, reasonable fees and expenses of Lender’s counsel in connection with any partial release.

(g)     Borrower shall request each partial release not less than five (5) Business Days prior to the date the partial release is needed.

(h)     Suitable easements or dedicated rights-of-way for ingress, egress and utility installations for the remaining portion of the Land and Condominium Buildings under construction as determined by Lender, which have not been submitted to condominium ownership, remain encumbered by the Deed of Trust and are available in the event of Lender’s foreclosure of such remaining parcel of Land and the improvement thereof, including Condominium Buildings under construction.

        15.4.     Indemnification The Borrower hereby agrees to indemnify, defend, and hold Lender harmless against and from (a) any and all liability, loss, damage and expense (including without limitation all attorneys’ fees and expenses) which it may incur or which may be asserted under or in connection with the Condominium Documents, or any related documents or by reason of any action taken by the Lender under the Deed of Trust, and (b) any and all claims and demands whatsoever which may be incurred by or asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants and conditions contained herein in the Condominium Documents, or in any related documents. Should Lender incur any such liability the amount thereof, together with interest thereon at the Default Rate shall be payable by the Borrower to Lender immediately upon demand, or at its option, Lender may reimburse itself therefor out of any sales proceeds or other income of the Borrower related to the Project collected by the Lender and shall be secured by the Deed of Trust until paid. The foregoing indemnification agreement shall survive the payment of the Loan.

ARTICLE 16
GENERAL PROVISIONS

        16.1     Captions. The captions and headings of various Articles, Sections and subsections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

        16.2     Modification; Waiver. No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought.

        16.3     Governing Law. Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Colorado.

        16.4     Assignments. Lender may from time to time sell the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan. Borrower agrees to cooperate with Lender’s efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrower’s rights under the Loan Documents. Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void. Without the prior written consent of Lender, in Lender’s sole discretion, Borrower shall not suffer or permit (a) any change in the management (whether direct or indirect) of the Project, or (b) any Transfer.

        16.5     Acquiescence Not to Constitute Waiver of Lender’s Requirements. Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any construction or nonconstruction conditions precedent to any disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds.

        16.6     Disclaimer by Lender.

(a)     Lender shall have no liability, obligation or responsibility whatsoever with respect to the Construction. Any inspections of the Construction made by or through Lender are for purposes of administration of the Loan only and neither Borrower nor any third party is entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise;

(b)     Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Project, including matters relating to the quality, adequacy or suitability of: (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and material suppliers employed or utilized in connection with the Construction, or the workmanship of or the materials used by any of them, or (iii) the progress or course of Construction and its conformity or nonconformity with the Plans and Specifications; Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only, and neither Borrower nor any third party is entitled to rely thereon; and

(c)     Lender owes no duty of care to protect Borrower or Guarantor against negligent, faulty, inadequate or defective construction.

        16.7     Partial Invalidity; Severability. If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        16.8     Definitions Include Amendments. Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

        16.9     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        16.10     Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embody the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof.

        16.11     Waiver of Damages. In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower for itself and Guarantor waives all claims for punitive, exemplary or consequential damages.

        16.12     Claims Against Lender. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within three (3) months after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid. Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan. Guarantor is not intended to have any rights as a third-party beneficiary of the provisions of this Section.

        16.13     Indemnification. Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective officers, directors, employees and consultants (each, an “Indemnified Party”) and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, loss and liability, cost and expense (including attorneys’ fees, costs and expenses) of any and every kind to any persons or property by reason of (a) the Construction; (b) the operation or maintenance of the Project; (c) any breach of representation or warranty, default or Event of Default under this Agreement or any other Loan Document or Related Document; or (d) any other matter arising in connection with the Loan, Borrower, Guarantor or the Project; provided, however, that no Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct. The foregoing indemnification shall survive repayment of the Loan and shall continue to benefit Lender following any assignment of the Loan with respect to matters arising or accruing prior to such assignment.

        16.14     Successors and Assigns. Subject to the foregoing restrictions on transfer and assignment contained in this Agreement, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

        16.15 WAIVER OF TRIAL BY JURY/JURISDICTION.

(a)     BORROWER, BY ITS EXECUTION HEREOF, AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER

ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, ENTER INTO THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

(b)     WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY OF DOUGLAS AND CITY AND COUNTY OF DENVER AND STATE OF COLORADO, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.

        16.16    Time is of the Essence. Borrower agrees that time is of the essence under this Agreement.

        16.17     Set-Offs. After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower’s accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by the Borrower with Lender (or its Affiliates).

        16.18     Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Borrower:	GOLD PEAK AT PALOMINO PARK LLC c/o Wellsford Real Properties, Inc. 6700 Palomino Parkway Highlands Ranch, Colorado 80130 Attention: David Strong Telephone: (303) 534-4396 Facsimile: (303) 534-4398
With a copy to:	Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street, Twenty-Second Floor Denver, Colorado 80202 Attention: Howard Pollack, Esq. Telephone: (303) 223-1100 Facsimile: (303) 223-1111
If to Lender:	KeyBank National Association
Mailstop: CO-02-WT-0401
1675 Broadway, Suite 400
Denver, Colorado 80202
Attention: Senior Vice President - Sales
        Real Estate Capital Group
Telephone (720) 904-4000
Facsimile (720) 904-4420

With a copy to:	KeyBank National Association
Mailstop: CO-02-WT-0401
1675 Broadway, Suite 400
Denver, Colorado 80202
Attention: Vice President - Servicing
        Real Estate Capital Group
Telephone (720) 904-4000
Facsimile (720) 904-4420

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

        16.19 Authorized Representative. Borrower hereby authorizes its Authorized Representative for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan. The Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take another action on behalf of Borrower. All actions by the Authorized

Representative shall be final and binding on Borrower. Lender may rely on the authority given to the Authorized Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Authorized Representative. No more than on person shall serve as Authorized Representative at any given time.

[SIGNATURE PAGES TO FOLLOW]

        EXECUTED as of the date first set forth above.

BORROWER:	GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company
	By:	Wellsford Park Highlands Corp., a Colorado corporation, manager
		By:	/s/ David M. Strong
Name: David M. Strong Title: Vice President Borrower's Tax ID No. 84-1539729

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

        The foregoing instrument was acknowledged before me this _____ day of April, 2005, by David M. Strong as Vice President of Wellsford Park Highlands Corp., a Colorado corporation, manager of GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company.

          Witness my hand and official seal.

          My commission expires November 28, 2008 ..

/s/ Diane Enebol Notary Public

LENDER:	KEYBANK NATIONAL ASSOCIATION
	By:	/s/ Patricia McLaughlin
	Name:	Patricia McLaughlin
	Title	Vice President

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

        The foregoing instrument was acknowledged before me this 6th day of April, 2005, by Patricia McLaughlin as Vice President of KeyBank National Association.

          Witness my hand and official seal.

          My commission expires April 22, 2006.

/s/ Dana G. Moore > Notary Public

EXHIBITS TO LOAN AGREEMENT

Exhibit A	Legal Description of Land
Exhibit B	Permitted Exceptions
Exhibit C	Certificate of Compliance
Exhibit D	Insurance Requirements
Exhibit E	Architect's Certificate
Exhibit F	Budget
Exhibit G	Borrower's Certificate
Exhibit H	Soft and Hard Cost Requisition Form
Exhibit I	Release Prices
Exhibit J	Phasing Map
Exhibit K	Assignment of Declarant's Rights
Exhibit L	Assignment of Management Agreement

EXHIBIT A

Legal Description of Land

PARCEL 1:

LOT 5A, HIGHLANDS RANCH FILING NO. 126-A, 7TH AMENDMENT, RECORDED UNDER RECEPTION NO. 2005016417, COUNTY OF DOUGLAS, STATE OF COLORADO.

PARCEL 2:

THAT CERTAIN EASEMENT INTEREST AND ESTATE APPURTENANT TO PARCEL 1 AND ALL RIGHTS AND PRIVILEGES IN CONNECTION THEREWITH, GRANTED AND DEMISED TO GOLD PEAK AT PALOMINO PARK, A COLORADO LIMITED LIABILITY COMPANY, ITS SUCCESSORS AND ASSIGNS, UNDER AND PURSUANT TO THE TERMS OF THAT CERTAIN MASTER DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF PALOMINO PARK DATED DECEMBER 26, 2000 AND RECORDED JANUARY 31, 2001 IN BOOK 1956 AT PAGE 358 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO, COVERING THE REAL PROPERTY MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT 1B, HIGHLANDS RANCH FILING NO. 126-A, 1ST AMENDMENT, AS FILED ON DECEMBER 19, 1995 UNDER RECEPTION NO. 9560621 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO.

PARCEL 3:

THAT CERTAIN EASEMENT INTEREST AND ESTATE APPURTENANT TO PARCEL 1 AND ALL RIGHTS AND PRIVILEGES IN CONNECTION THEREWITH, RESERVED BY PARK AT HIGHLANDS LLC, A COLORADO LIMITED LIABILITY COMPANY, ITS SUCCESSORS, ASSIGNS AND DESIGNEES, UNDER AND PURSUANT TO THE TERMS OF THAT CERTAIN SPECIAL WARRANTY DEED, EXECUTED BY PARK AT HIGHLANDS LLC, GRANTOR, TO PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION, A COLORADO NON-PROFIT CORPORATION, GRANTEE, RECORDED JANUARY 03, 1996, IN BOOK 1310 AT PAGE 1099 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO, COVERING THE REAL PROPERTY MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT A, HIGHLANDS RANCH FILING NO. 126-A, 1ST AMENDMENT, AS FILED ON DECEMBER 19, 1995 UNDER RECEPTION NO. 9560621 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO.

A-1

PARCEL 4:

THAT CERTAIN EASEMENT INTEREST AND ESTATE APPURTENANT TO PARCEL 1 AND ALL RIGHTS AND PRIVILEGES IN CONNECTION THEREWITH, RESERVED BY PARK AT HIGHLANDS LLC, A COLORADO LIMITED LIABILITY COMPANY, ITS SUCCESSORS, ASSIGNS AND DESIGNEES, UNDER AND PURSUANT TO THE TERMS OF THAT CERTAIN SPECIAL WARRANTY DEED, EXECUTED BY PARK AT HIGHLANDS LLC, GRANTOR, TO PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION, A COLORADO NON-PROFIT CORPORATION, GRANTEE, RECORDED JANUARY 03, 1996 IN BOOK 1310 AT PAGE 1103 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO, COVERING THE REAL PROPERTY MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT B, HIGHLANDS RANCH FILING NO. 126-A, 1ST AMENDMENT, AS FILED ON DECEMBER 19, 1995 UNDER RECEPTION NO. 9560621 IN THE OFFICE OF THE CLERK AND RECORDER OF DOUGLAS COUNTY, COLORADO.

A-2

EXHIBIT B

Permitted Exceptions

1.	TAXES AND ASSESSMENTS FOR THE YEAR 2005 AND SUBSEQUENT YEARS, A LIEN, NOT YET DUE AND PAYABLE.

2.	ANY WATER RIGHTS OR CLAIMS OR TITLE TO WATER IN, ON OR UNDER THE LAND, WHETHER OF RECORD OR NOT.

3.	EASEMENT GRANTED TO THE MOUNTAIN STATES TELEPHONE AND TELEGRAPH COMPANY FOR ROADWAY, BY INSTRUMENT RECORDED MAY 23, 1975, IN BOOK 276 AT PAGE 453 AND RECORDED OCTOBER 1, 1975 IN BOOK 280 AT PAGE 829.

A PORTION OF SAID EASEMENT WAS ELIMINATED BY QUIT CLAIM DEED RECORDED JULY 10, 1995 IN BOOK 1273 AT PAGE 1553.

        (AFFECTS PARCEL 3).

4.	EASEMENT GRANTED TO PUBLIC SERVICE COMPANY OF COLORADO FOR ROADWAY, BY INSTRUMENT RECORDED MAY 23, 1975, IN BOOK 276 AT PAGE 459.

A PORTION OF SAID EASEMENT WAS ELIMINATED BY QUIT CLAIM DEED RECORDED AUGUST 31, 1995 IN BOOK 1285 AT PAGE 1029.

        (AFFECTS PARCEL 3).

5.	EASEMENT GRANTED TO PUBLIC SERVICE COMPANY OF COLORADO FOR DOWNGUYS AND ANCHORS, BY INSTRUMENT RECORDED NOVEMBER 18, 1975, IN BOOK 282 AT PAGE 589 AND 594.

A PORTION OF SAID EASEMENT WAS ELIMINATED BY QUIT CLAIM DEED RECORDED AUGUST 31, 1995 IN BOOK 1285 AT PAGE 1029.

        (AFFECTS PARCEL 3).

6.	EXCEPTION OF WATER RIGHTS AND GROUND WATER GRANTED TO HIGHLANDS RANCH DEVELOPMENT CORPORATION BY MISSION VIEJO COMPANY IN QUIT CLAIM DEED AND ASSIGNMENT DATED SEPTEMBER 26, 1980, RECORDED OCTOBER 20, 1980, IN BOOK 396 AT PAGE 520 AND IN QUIT CLAIM DEED, ASSIGNMENT AND BILL OF SALE DATED DECEMBER 27, 1988, RECORDED DECEMBER 27, 1988 IN BOOK 834 AT PAGE 63, AND IN QUIT CLAIM DEED AND ASSIGNMENT DATED FEBRUARY 17, 1989, AND RECORDED MARCH 14, 1989, IN BOOK 844 AT PAGE 1139, AND IN QUIT CLAIM DEED AND ASSIGNMENT DATED APRIL 11, 1990, RECORDED APRIL 25, 1990 IN BOOK 908 AT PAGE 1205, A PORTION OF WHICH WATER RIGHTS AND GROUND WATER WERE GRANTED TO CENTENNIAL WATER AND SANITATION DISTRICT BY HIGHLANDS RANCH DEVELOPMENT CORPORATION IN SPECIAL WARRANTY DEED, ASSIGNMENT AND BILL OF SALE DATED DECEMBER 27, 1988, RECORDED DECEMBER 27, 1988, IN

BOOK 834 AT PAGE 84, SPECIAL WARRANTY DEED AND ASSIGNMENT DATED FEBRUARY 17, 1989, AND RECORDED MARCH 14, 1989, IN BOOK 844 AT PAGE 1142, AND SPECIAL WARRANTY DEED AND ASSIGNMENT DATED APRIL 11, 1990, RECORDED APRIL 25, 1990, IN BOOK 908 AT PAGE 1196, AND RE-RECORDED MAY 18, 1990, IN BOOK 912 AT PAGE 613, AND SUBJECT TO RELINQUISHMENT OF SURFACE RIGHTS DATED DECEMBER 20, 1988, BY CENTENNIAL WATER AND SANITATION DISTRICT, RECORDED DECEMBER 27, 1988, IN BOOK 834 AT PAGE 119.

RELINQUISHMENT OF SURFACE RIGHTS RECORDED MAY 3, 1995 IN BOOK 1260 AT PAGE 1916,

RELINQUISHMENT OF SURFACE RIGHTS RECORDED MAY 13, 1998 IN BOOK 1548 AT PAGE 1842.

      (AFFECTS ALL PARCELS).

7.	MINERALS AND MINERAL RIGHTS GRANTED TO HIGHLANDS RANCH DEVELOPMENT CORPORATION BY MISSION VIEJO COMPANY IN MINERAL DEED DATED SEPTEMBER 26, 1980, AND RECORDED OCTOBER 20, 1980, IN BOOK 396 AT PAGE 514 AND MINERAL SUBSTANCES IN THE “FULL MINERAL RIGHTS LAND” AND COAL IN THE “COAL LANDS” AS GRANTED TO HIGHLANDS RANCH DEVELOPMENT CORPORATION BY UNION PACIFIC LAND RESOURCES CORPORATION IN MINERAL DEED DATED MAY 1, 1981, RECORDED MAY 20, 1981, IN BOOK 412 AT PAGE 465, RESERVING TO UNION PACIFIC LAND RESOURCES CORPORATION A 25 PERCENT NONEXECUTORY INTEREST IN AND TO SUCH MINERAL SUBSTANCES AND COAL.

RELINQUISHMENT OF SURFACE RIGHTS RECORDED MAY 3, 1995 IN BOOK 1260 AT PAGE 1916,

RELINQUISHMENT OF SURFACE RIGHTS RECORDED MAY 13, 1998 IN BOOK 1548 AT PAGE 1842.

        (AFFECTS ALL PARCELS).

8.	COMMUNITY DECLARATION FOR HIGHLANDS RANCH COMMUNITY ASSOCIATION, INC., DATED SEPTEMBER 1, 1981 AND RECORDED SEPTEMBER 17, 1981 IN BOOK 421 AT PAGE 924, SUPPLEMENTAL DECLARATION FOR ANNEXED PROPERTY NO. 231-E RECORDED MAY 12, 1999 IN BOOK 1706 AT PAGE 911 AND AMENDMENT TO SAID SUPPLEMENTAL DECLARATION RECORDED MAY 4, 2000 IN BOOK 1840 AT PAGE 627.

        (AFFECTS PARCEL 1)

9.	THE PLANNED COMMUNITY DISTRICT DEVELOPMENT GUIDE FOR THE NEW TOWN OF HIGHLANDS RANCH, AS ADOPTED BY THE BOARD OF COUNTY COMMISSIONERS OF DOUGLAS COUNTY, COLORADO, ON SEPTEMBER 17, 1979, RECORDED OCTOBER 25, 1979 IN BOOK 373 AT PAGE 187 AS THE SAME HAS BEEN OR MAY BE AMENDED FROM TIME TO TIME.

        (AFFECTS ALL PARCELS).

10.	EASEMENTS, CONDITIONS, RESTRICTIONS, AND RESERVATIONS ON THE RECORDED PLAT OF HIGHLANDS RANCH FILING NO. 126-A AND HIGHLANDS RANCH FILING NO. 126-A, 1ST AMENDMENT, HIGHLANDS RANCH FILING NO. 126-A, 6TH AMENDMENT AND HIGHLANDS RANCH FILING NO. 126-A, 7TH AMENDMENT.

        NOTE: PLAT CORRECTION APPROVAL CERTIFICATE RECORDED MAY 22, 2000 IN BOOK 1847 AT PAGE 1219.

        (AFFECTS ALL PARCELS).

11.	RESTRICTIVE COVENANTS, WHICH DO NOT CONTAIN A FORFEITURE OR REVERTER CLAUSE, BUT OMITTING ANY COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS, AS CONTAINED IN INSTRUMENT RECORDED MAY 03, 1995, IN BOOK 1260 AT PAGE 1897.

        (AFFECTS PARCELS 2, 3 AND 4).

12.	TERMS, CONDITIONS AND PROVISIONS AND EASEMENTS AS SET FORTH IN ACCESS EASEMENT AGREEMENT RECORDED MAY 3, 1995 IN BOOK 1260 AT PAGE 1919 AND AMENDMENT THERETO RECORDED MAY 3, 1996 IN BOOK 1338 AT PAGE 1966.

        (AFFECTS PARCEL 3).

13.	TERMS, CONDITIONS AND PROVISIONS OF REC CENTER USE AGREEMENT RECORDED JANUARY 03, 1996 IN BOOK 1310 AT PAGE 1154 AND AMENDMENT THERETO RECORDED MAY 30, 1997 IN BOOK 1434 AT PAGE 1942, AND RECORDED DECEMBER 21, 1998 IN BOOK 1644 AT PAGE 978.

      (AFFECTS PARCELS 1 AND 2)

14.	TERMS, CONDITIONS AND PROVISIONS OF HIGHLANDS RANCH PLANNED COMMUNITY DISTRICT DEVELOPMENT PLAN ZONING MAPS RECORDED JUNE 03, 1996 AT RECEPTION NO. 9629695, JUNE 3, 1996 UNDER RECEPTION NO. 9629697 AND SEPTEMBER 12, 1997 UNDER RECEPTION NO. 9751349.

      (AFFECTS ALL PARCELS)

15.	RESTRICTIVE COVENANTS, WHICH DO NOT CONTAIN A FORFEITURE OR REVERTER CLAUSE, BUT OMITTING ANY COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS, AS CONTAINED IN INSTRUMENT RECORDED MAY 12, 1999, IN BOOK 1706 AT PAGE 934.

NOTE: AMENDMENT AGREEMENT RECORDED MAY 4, 2000 IN BOOK 1840 AT PAGE 627.

16.	TERMS, CONDITIONS, PROVISIONS, BURDENS AND OBLIGATIONS AS SET FORTH IN INDEMNIFICATION ASSESSMENT AND LIEN RECORDED JUNE 30, 2000 IN BOOK 1863 AT PAGE 583.

17.	TERMS, CONDITIONS, PROVISIONS, BURDENS AND OBLIGATIONS AS SET FORTH IN PUBLIC IMPROVEMENTS OPERATION AND MAINTENANCE ASSESSMENT AND LIEN RECORDED JUNE 30, 2000 IN BOOK 1863 AT PAGE 606.

18.	TERMS, CONDITIONS, PROVISIONS, BURDENS, OBLIGATIONS AND EASEMENTS AS SET FORTH AND GRANTED IN EASEMENT DEED TO PALOMINO PARK TELECOM, LLC, A COLORADO LIMITED LIABILITY COMPANY RECORDED DECEMBER 22, 2000 IN BOOK 1939 AT PAGE 451.

19.	RESTRICTIVE COVENANTS, WHICH DO NOT CONTAIN A FORFEITURE OR REVERTER CLAUSE, BUT OMITTING ANY COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS, AS CONTAINED IN INSTRUMENT RECORDED JANUARY 31, 2001, IN BOOK 1956 AT PAGE 358.

20.	RESTRICTIVE COVENANTS, WHICH DO NOT CONTAIN A FORFEITURE OR REVERTER CLAUSE, BUT OMITTING ANY COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS, AS CONTAINED IN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF GOLD PEAK, A RESIDENTIAL CONDOMINIUM COMMUNITY RECORDED _____________, 2005 UNDER RECEPTION NO. ________________________.

21.	ANY RIGHTS OR INTERESTS WHICH MAY EXIST OR ARISE BY REASON OF THE FOLLOWING FACTS SHOWN ON ALTA/ACSM LAND TITLE SURVEY DATED MARCH 14, 2005 PREPARED BY FORESIGHT WEST SURVEYING, INC., JOB NO. GOLDPEAK:

A)	ENCROACHMENT OF THE TRICKLE CHANNEL IN THE EASTERLY PORTION OF THE SUBJECT PROPERTY

B)	ENCROACHMENT OF THE SIDEWALK IN THE NORTHWESTERLY PORTION OF THE SUBJECT PROPERTY

C)	EASEMENTS, IF ANY, FOR FIRE HYDRANT, ELECTRIC TRANSFORMERS, ELECTRIC SLEEVE, ELECTRIC BOXES, STORM MANHOLE AND GRATE, 30" COMPOSITE PIPE AND CABLE RISER NOT LYING WITHIN RECORDED EASEMENTS.

22.	TERMS, CONDITIONS, PROVISIONS, BURDENS, OBLIGATIONS AND EASEMENTS AS SET FORTH AND GRANTED IN EASEMENT DEED AND AGREEMENT RECORDED __________, 2005, UNDER RECEPTION NO. ______________________.

23.	TERMS, CONDITIONS, PROVISIONS, BURDENS AND OBLIGATIONS AS SET FORTH IN DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING FROM GOLD PEAK AT PALOMINO PARK LLC TO THE PUBLIC TRUSTEE OF DOUGLAS COUNTY FOR THE USE OF KEYBANK NATIONAL ASSOCIATION TO SECURE THE SUM OF $8,800,000.00 RECORDED ______________, 2005, UNDER RECEPTION NO. ___________________________.

EXHIBIT C

Certificate of Compliance

KeyBank National Association1675
Broadway, Suite 400Denver,
Colorado 80202

RE:	Construction Loan Agreement dated as of April 6, 2005 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), between GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION (“Lender”).

Reference is made to the Agreement. Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower and Guarantor hereby certify to the Lender that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lender pursuant to the Agreement together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) and for such reporting periods.

The undersigned hereby further certifies to the Lender that:

A.	Covenant: Guarantor Liquidity to be not less than $7MM tested quarterly.

Calculation: Liquidity = Cash and Cash Equivalents + Marketable Securities(must be listed on notable exchange).

Guarantor Liquidity______________ for period ending __________________

[See attached financial statement]

Compliance? (Yes or No) ____________________

B.	Covenant: Guarantor Net Worth Covenant computed in accordance with generally accepted accounting principles consistently applied of not less than $66MM tested quarterly; provided, however, if Guarantor repurchases its outstanding common stock and thereafter holds the same as treasury stock, Guarantor’s net worth may be reduced on a dollar for dollar basis, but shall in no event be less than Fifty Million Dollars ($50,000,000.00) notwithstanding such stock purchases. If Guarantor’s net worth falls below $50,000,000.00 as of the end of any calendar quarter, Borrower has paid to Lender the sum of $2,000,000.00 within thirty (30) days after the first calendar quarter after Guarantor’s net worth falls below $50,000,000.00.

Calculation: Guarantor Net Worth = Total Assets — Total Liabilities — Intangible Assets

Guarantor Net Worth ___________for period ending ____________

See attached financial statement and evidence of repurchase of common stock held as treasury stock. Compliance? (Yes or No) _____________________

2.     Review of Condition. The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower and Guarantor set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and Guarantor through the reporting periods.

3.    Representations and Warranties. To the undersigned's actual knowledge, the representations and warranties of the Borrower and Guarantor contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule A hereto.

4.    Covenants. To the undersigned's actual knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule A hereto.

5.     No Event of Default. To the undersigned's actual knowledge, no Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule A hereto.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this 6th day of April, 2005.

BORROWER:
GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, manager
	By:	/s/ David M. Strong
	Name:	David M. Strong
	Title:	Senior Vice President
WELLSFORD REAL PROPERTIES, INC., a Maryland corporation
By:	/s/ David M. Strong
Name:	David M. Strong
Title:	Senior Vice President

EXHIBIT D

Insurance Requirements

        Borrower shall obtain and keep in full force and effect either builder’s risk insurance (the “Builder’s Risk Insurance policy”) coverage or permanent All Perils or All Risks insurance coverage as appropriate, and as may be satisfactory to Lender, on the Project. All insurance policies shall be issued by carriers with a Best’s Insurance Reports policy holder’s rating of A and a financial size category of Class X and shall include a standard mortgage clause (without contribution) in favor of and acceptable to Lender. The policies shall provide for the following, and any other coverage that Lender may from time to time deem necessary:

(a)	Coverage Against All Peril and/or Builders Risk in the amount of 100% of the replacement cost of all Improvements located or to be located on the Land. If the policy is written on a CO-INSURANCE basis, the policy shall contain an AGREED AMOUNT ENDORSEMENT as evidence that the coverage is in an amount sufficient to insure the full amount of the mortgage indebtedness. “KeyBank National Association and its successors and assigns”, 1675 Broadway, #400, Denver, CO 80202, shall be named as the “Mortgagee,” “Loss Payee,” and “Certificate Holder.”

(b)	Borrower’s Commercial General Liability coverage in a minimum amount of not less than $2,000,000 per occurrence and $3,000,000 in the aggregate, or $1,000,000 per occurrence and $2,000,000 in the aggregate with excess liability totaling $3,000,000, including premise operations, completed operations and contractual liability coverage. “KeyBank National Association and its successors and assigns” shall be named as an “Additional Insured” and “Certificate Holder.”

(c)	Flood hazard coverage in a minimum amount available, if the premises are located in a special flood hazard area (“Flood Hazard Area”) as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

(d)	Workers Compensation and Disability insurance as required by law.

(e)	Contractor’s Comprehensive General Liability insurance in a minimum of $3,000,000 with the General Contractor to be named as the “Named Insured” and the Borrower and Lender to be named as “Additional Insured” and “Certificate Holder.”

(f)	Such other types and amounts of insurance with respect to the premises and the operation thereof which are commonly maintained in the case of other property and buildings similar to the premises in nature, use, location, height, and type of construction, as may from time to time be required by the mortgagee.

Each policy shall provide that it may not be canceled, reduced or terminated without at least thirty (30) days prior written notice to Lender.

D-1

EXHIBIT E

Architect's Certificate

        The firm of_________________ hereby certifies for the benefit of KeyBank National Association that:

         The firm has been employed by Gold Peak at Palomino Park LLC, a Colorado limited liability company, pursuant to a contract dated ______________________ to provide architectural and engineering services for the project commonly known as Gold Peak at Palomino Park which is located at in Highlands Ranch, Douglas County, State of Colorado.

        The contract provides for the following services:

preparation of plans and specifications
Pre-qualification of contractors
Contract administration and supervision of construction
Tenant space design

        The firm is duly licensed and in good standing under laws of the state of Colorado, License No.______________.

        The foundations were designed in accordance with the recommendations contained in a soil report dated ___________ which was prepared by ______________________.

        The following are all of the permits or governmental agency approvals required for the construction and occupancy of the building:

	Issuing Agency	Date Issued
Excavation Permit
Foundation Permit
Building Permit
EPA - Water
EPA - Sewer
EPA - Air
Cert. Of Occupancy Bldg.
Cert. Of Occupancy - Tenant
Other (Specify)

E-1

        All utilities necessary for the operation of the project are available with sufficient capacity at the boundaries of the project. If utility services must be brought to site, please explain:

        The plans listed on the attached Schedule I comprise all of the plans which will be necessary for the complete construction of the project, excepting tenant space designs, and when the project is built in accordance therewith the project will (excepting completion of tenant improvements) be ready for occupancy. The plans are complete and contain all detail necessary for construction. Calculations of the gross building and the net rentable building area are attached as Schedule II. The plans (and the project will, when constructed in accordance therewith) comply with all applicable building, zoning, land use, subdivision, environmental, fire, safety and other applicable governmental laws, statutes, codes, ordinances, rules and regulations.

        The attached Schedule III, establishing a timetable for completion of the project and showing on a monthly basis the anticipated progress of the work, is realistic and can be adhered to.

        The following design drawings or plans have been or will be prepared by other designers or contractors.

Type of Plans	Name of Preparing Firm

The Specifications are: _______________________________________________ shown on plans
                   _________________________________ Bound separately

By:
Title:
Date:

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EXHIBIT F

Budget

The attached Construction Budget except for the column labeled "Site A&D."

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EXHIBIT G

Borrower's Certificate

KeyBank National Association1675
Broadway, Suite 400Denver,
Colorado 80202

ATTN: COMMERCIAL REAL ESTATE DEPARTMENT

RE: Application for Disbursement or confirmation of equity contribution in connection with a $20,000,000.00 revolving construction loan (#1805081955) to GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company (“Borrower”).

1.	Pursuant to that certain Construction Loan Agreement dated April 6, 2005 (the “Construction Loan Agreement”) between Borrower and KeyBank National Association (“Lender”) and Borrower

(a)	hereby requests a Loan disbursement as indicated on the Soft and Hard Cost Requisition attached hereto. We acknowledge that this amount is subject to inspection, verification, and available funds.

(b)	acknowledges and confirms an equity contribution as indicated on the Soft and Hard Cost Requisition attached hereto.

Funding Instructions

2.	This Borrower’s Certificate is to be utilized only in satisfaction of costs and charges with respect to the Project and Improvements thereon as shown on the Soft and Hard Cost Requisition Form, dated ____________________, attached hereto.

3.	The Borrower agrees to provide, if requested by Lender, a Vendor Payee Listing showing the name and the amount currently due each party to whom Borrower is obligated for labor, material and/or services supplies. This information would be provided in support of the disbursements set forth in paragraph 2(a) hereof.

4.	The Borrower also certifies and agrees that:

(a)	It has complied with all duties and obligations required to date to be carried out and performed by it pursuant to the terms of the Construction Loan Agreement;

(b)	No Event of Default as defined in the Construction Loan Agreement, nor any event, circumstance or condition which with notice or the passage of time or both would be an Event of Default, has occurred and is continuing and;

(c)	All Change Orders or changes to the Schedule of Values have been submitted to and approved by Lender to the extent required under the Construction Loan Agreement;

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(d)	All funds previously disbursed have been used for the purposes as set forth in the Construction Loan Agreement;

(e)	All outstanding claims for labor, materials and/or services furnished prior to this draw period have been paid or will be paid from the proceeds of this disbursement;

(f)	All construction prior to the date of this Borrower’s Certificate has been accomplished in accordance with the Plans and Specifications approved by Lender;

(g)	All sums advanced by Lender will be used solely for the purpose of paying costs of the Project owing as shown on the attached Soft and Hard Cost Requisition and no disbursement requested hereunder has been the basis for any prior disbursement of the Loan;

(h)	There are no liens outstanding against the subject project or its equipment except for Lender’s liens and security interests as agreed upon in the Construction Loan Agreement;

(i)	The amount of undisbursed Loan proceeds and/or approved equity requirement remaining is sufficient to pay the cost of completing the Improvements in accordance with the Plans and Specifications and Budget approved by Lender as modified by Lender in approved Change Orders;

(j)	All representations and warranties contained in the Construction Loan Agreement are true and correct as of the date hereof.

(k)	The undersigned understands that this certification is made for the purpose of inducing Lender to make a disbursement to Borrower and that, in making such disbursement, Lender will rely upon the accuracy of the matters stated in this Certificate.

5.	Disbursement of the loan proceeds hereby requested are subject to the receipt by Lender, in those states where applicable, of a certificate from the issuing title company stating that no claims have been filed of record which adversely affects the title of Borrower to the Project, subsequent to the filing of the Lender’s Deed of Trust.

6.	The terms used in this Borrower’s Certificate have the same meaning and definitions as those set forth in the Construction Loan Agreement.

7.	The Borrower, or authorized signer, certifies that the statements made in this Borrower's Certificate and any documents submitted herewith and identified herein are true and has duly caused this Borrower's Certificate to be signed on its behalf by the undersigned Authorized Representative.

DATE:	April 6, 2005
BORROWER:
GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, its manager
	By:	/s/ David M. Strong
	Name:	David M. Strong
	Title:	Senior Vice President

EXHIBIT H

Soft and Hard Cost Requisition Form

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EXHIBIT I

Release Prices

Phase I Unit Release Prices
	5-Plex	7-Plex
A UNIT	$269,806	$263,917
B UNIT	$ 0	$245,840
C UNIT	$136,751	$133,766
D UNIT	$262,414	$256,686
G1 UNIT	$158,188	$154,735
G2 UNIT	$159,666	$156,181

Phase II Unit Release Prices Prior to Payoff of Development Loan
	5-Plex	7-Plex
A UNIT	$253,281	$253,281
B UNIT	$ 0	$235,933
C UNIT	$128,375	$128,375
D UNIT	$246,341	$246,341
G1 UNIT	$148,499	$148,499
G2 UNIT	$149,887	$149,887

Phase III Unit Release Prices Prior to Payoff of Development Loan
	5-Plex	7-Plex
A UNIT	$255,550	$255,550
B UNIT	$ 0	$238,047
C UNIT	$129,525	$129,525
D UNIT	$248,549	$248,549
G1 UNIT	$149,829	$149,829
G2 UNIT	$151,230	$151,230

Phase II and III Unit Release Prices After Payoff of Development Loan
	5-Plex	7-Plex
A UNIT	$201,770	$196,416
B UNIT	$ 0	$182,963
C UNIT	$102,267	$ 99,553
D UNIT	$196,242	$191,035
G1 UNIT	$118,298	$115,159
G2 UNIT	$119,403	$116,235

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EXHIBIT J

Phasing Map

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EXHIBIT K

ASSIGNMENT OF DECLARANT’S RIGHTS
(Condominium)

        THIS ASSIGNMENT OF DECLARANT’S RIGHTS (this “Assignment”), dated this ____ day of ________, 200__, is by and between GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company (“Assignor”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Assignee”).

WITNESSETH

        WHEREAS, Assignor is the “Declarant” named and identified in that certain __________________________________________________ of ________________, A Residential Condominium Community, dated ______________, 200__, recorded in the real property records of the County of Douglas, State of Colorado (the “Records”), on _______________, under Reception No. _______________ (the “Declaration”);

        WHEREAS, Assignee is the holder of that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Development Loan) dated April 6, 2005, and recorded in the Records on _______________, 2005, under Reception No. _______________ (the “Development Deed of Trust”); and

        WHEREAS, Assignee is the holder of that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Construction Loan) dated April 6, 2005, and recorded in the Records on _______________, 2005, under Reception No. _______________ (the “Construction Deed of Trust;” the Development Deed of Trust and the Construction Deed of Trust may be referred to collectively as the “Deeds of Trust”); and

        WHEREAS, pursuant to the terms of that certain Construction Loan Agreement entered into as of April 6, 2005, by and between Assignor and Assignee (“Loan Agreement”), Assignor is required to execute and deliver to Assignee an assignment of certain of the Declarant’s rights under the Declaration.

        NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    a)        Assignor, as Declarant under the Declaration, hereby assigns to Assignee its rights as Declarant under the Declaration, including its rights under Sections ___, ___, ___, ____, ____ and ____ of the Declaration.

    b)        Assignor hereby warrants and represents for the benefit of Assignee as follows:

    i)        Assignor is the Declarant, as defined in the Declaration, having full right and power to assign the enumerated Declarant’s rights as set forth in paragraph 1 hereof; and

    ii)        There has been no prior assignment of the enumerated Declarant’s rights by Assignor to any other person or entity.

    c)        Assignee agrees that so long as no Event of Default, as said term is defined in the Loan Agreement, Deeds of Trust or other Loan Documents has occurred, Assignor shall retain the right to exercise the enumerated Declarant’s rights assigned hereunder. After the occurrence of any such Event of Default, Assignee may enforce this Assignment, with or without order of any court, and with or without the appointment of a receiver. Upon the occurrence of an Event of Default, Assignee may take over and enjoy the benefit of all or any one of the Declarant’s rights described above, exercise all or any one of the enumerated Declarant’s rights assigned hereby and perform all acts in such manner and to the same extent as Assignor might do with respect thereto. Assignor agrees that Assignee shall be under no obligation to exercise any of the Declarant’s rights subsequent to the occurrence of an Event of Default as authorized hereby, and shall have no liability for the failure to take any action or for any action taken pursuant hereto. Assignor hereby waives and releases all claims against Assignee arising out of or in connection with the exercise of such Declarant’s rights.

    d)        The provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and this Assignment shall be construed and enforced under the laws of the State of Colorado.

[SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR:
GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, its manager
	By:	/s/ David M. Strong
David M. Strong, Vice President

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

        The foregoing instrument was acknowledged before me this _____ day of _____, 200_, by David M. Strong as Vice President of Wellsford Park Highlands Corp., a Colorado corporation, Manager of GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company.

          My commission expires November 28, 2008.

/s/ Diane Enebol Notary Public

ASSIGNEE:
KEYBANK NATIONAL ASSOCIATION
By:	/s/ Patricia McLaughlin
Name:	Patricia McLaughlin
Title:	Vice President
STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

        The foregoing instrument was acknowledged before me this 6th day of April, 2005, by Patricia McLaughlin as Vice President of KEYBANK NATIONAL ASSOCIATION.

          My commission expires April 22, 2006.

/s/ Dana G. Moore Notary Public

EXHIBIT L

ASSIGNMENT OF MANAGEMENT
AGREEMENT AND CONSENT AND AGREEMENT OF MANAGER

        THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND CONSENT AND AGREEMENT OF MANAGER (this “Agreement”) is made and entered into as of the ____ day of _____ 200_, by and between GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company (“Borrower”), and _________________ (“Manager”), in connection with (i) that certain development loan in the principal amount of Eight Million Eight Hundred Thousand Dollars ($8,800,000.00); and (ii) that certain revolving construction loan in the maximum aggregate amount of Twenty Million Dollars ($20,000,000.00) (the “Loans”) being provided concurrently herewith by KEYBANK NATIONAL ASSOCIATION (“Lender”) to Borrower to finance certain real property and improvements located in the County of Douglas, State of Colorado, and more particularly described in those certain Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Deeds of Trust”), being executed and delivered by Borrower concurrently herewith (said real property and improvements being hereinafter referred to as the “Premises”).

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and Borrower hereby agree as follows:

    e)        Borrower hereby transfers, assigns and sets over to Lender, its successors and assigns, all right, title and interest of Borrower in and to that certain Management Agreement entered into as of __________, 200_, between Borrower and Manager (“Contract”). Manager hereby acknowledges and consents to the foregoing assignment. The foregoing assignment is being made by Borrower to Lender as security for the full payment and performance by Borrower of all of its obligations under all of the Loan Documents (as defined in the Deeds of Trust). However, until the occurrence of an Event of Default (as such term is defined in the Deeds of Trust), Borrower may exercise all rights as the owner of that portion of the Premises owned by it under the Contract. The foregoing assignment shall remain in effect as long as the Loans, or any part thereof, remain unpaid, but shall automatically terminate upon the release of the Deeds of Trust as liens on the Premises.

    f)        i) Lender shall have the right and option at any time after the occurrence of an Event of Default under either of the Deeds of Trust or any of the other Loan Documents, either: (i) to require Manager to continue performance under the Contract on behalf of Lender, whereupon, Lender shall have the right to exercise all of the rights and remedies of the owner of the Premises under the Contract; or (ii) to terminate the Contract upon ten (10) days written notice to Manager, whereupon, Manager will cooperate in transferring its responsibility for management of the Premises to a management company selected by Lender in Lender’s sole and absolute discretion.

    ii)        If Lender shall exercise its right to require Manager to continue performance under the Contract, Manager will perform its obligations under the Contract for the benefit and at the direction of Lender, notwithstanding any counterclaim, right of set-off, claim for additional payment, defense or like right of Manager against any Borrower arising out of any Borrower’s breach or default under the Contract; provided, however, that Manager receives the compensation provided for in such Contract for services performed for Lender after notice from Lender of its exercise of its rights to require performance.

    iii)        If Lender shall exercise its right to require Manager to perform under the Contract, Lender shall have the right at any time thereafter, upon not less than ten (10) days prior notice to Manager, to terminate the Contract, without cause or payment of any termination fee.

    iv)        On the effective date of termination of the Contract, Manager shall turn over to Lender all books and records relating to the Premises (copies of which may be retained by Manager at Manager’s expense), together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Lender may reasonably require; and Manager shall cooperate with Lender in the transfer of the management responsibilities to Lender or its designee. A final accounting of unpaid fees (if any) due to Manager under the Contract shall be made by Manager or Lender at Manager’s expense within sixty (60) days after the effective date of termination, but Lender shall not have any liability or obligation to Manager for unpaid fees or other amounts payable under the Contract which accrue before Lender (or its nominee) acquires title to the Premises.

    v)        Lender shall not be liable for any action or omission of any prior owner of the Premises that is the subject of the Contract, bound by any amendment or modification of the Contract made without Lender’s prior written consent or subject to any counterclaim or claims which Manager might or is entitled to assert against Borrower.

    vi)        Any and all monies, rents, deposits, penalties and the like held by Manager pursuant to the terms of the Contract shall be payable to Lender upon demand.

    vii)        If Lender succeeds to the interests of Borrower, or in the event Lender exercises its options to terminate the Contract, no termination fee, commission (unpaid or otherwise), management fee, administrative fee, charge, penalty or other compensation shall be due and payable by Lender to Manager as a result thereof.

    g)        In addition to the foregoing, in the event that Lender, in Lender’s reasonable discretion, at any time during the term of the assignment of the Contract, determines that the Premises are not being managed in accordance with generally accepted management practices for property similarly situated, Lender shall deliver notice thereof to Borrower and Manager, which notice shall specify with particularity the grounds for Lender’s determination. If Lender reasonably determines that the conditions specified in Lender’s notice are not remedied to Lender’s reasonable satisfaction by Borrower or Manager within thirty (30) days from receipt of such notice or that Borrower or Manager have failed to diligently undertake correcting such conditions within such thirty (30) day period, Borrower shall, upon Lender’s written request, terminate the Contract and replace Manager with a management company selected by Borrower and acceptable to Lender in Lender’s sole discretion.

    h)        Manager hereby certifies to Lender that: (i) the document attached hereto as Exhibit 1 is a true, correct and complete copy of the Contract, including all modifications and amendments thereto, if any; (ii) the Contract has been executed by the duly authorized officers of Manager and is a valid, binding and enforceable obligation of Manager in full force and effect; and (iii) neither party is in default in performing any of its obligations under the Contract, and no event has occurred or condition exists which, with the passage of time or giving of notice, or both, would constitute a default under the Contract.

    i)        Manager expressly acknowledges that by accepting the assignment of the Contract or by exercising any of its rights by reason thereof, Lender assumes no obligations or liabilities of Borrower under the Contract and that Lender shall have no obligation to Manager to exercise its rights under, or to declare a default under, either of the Deeds of Trust or any of the other Loan Documents, but that the right and option to exercise such rights or declare a default rests in the sole and absolute discretion of Lender.

    j)        Manager acknowledges that it has no interest whatsoever enforceable against Lender in proceeds of the Loans or any right of action under the Deeds of Trust or any of the other Loan Documents to garnish, require or compel payment of proceeds of either of the Loans to be applied toward payment of Borrower’s liabilities or obligations under the Contract.

    k)        Manager agrees that the liens of the Deeds of Trust and the other Loan Documents, and Lender’s right to payment under the Loan Documents, shall be superior to and have priority over the Contract as well as any claim, security interest or right to payment of Manager arising out of or in any way connected with its services performed under the Contract. In furtherance of the foregoing, Manager hereby fully and completely subordinates to the liens of, and Lender’s right to payment under, the Deeds of Trust and the other Loan Documents, the following: (i) its rights under the Contract; (ii) any such claim or security interest Manager may now or hereafter have against the Premises and/or the rents, issues, profits and income therefrom; and (iii) any right to payment of Manager arising out of or in any way connected with its services performed under the Contract; provided, however, that payments received by Manager (other than advance payments) prior to an Event of Default by Borrower shall not be refundable.

    l)        Any notice, demand, statement, request, consent or other communication made hereunder shall be given as set forth in the Deeds of Trust and, if to Manager, addressed as follows:

To Manager at:

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, this Agreement is executed and delivered as of the first date set forth hereinabove.

BORROWER:
GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, its manager
	By:	/s/ David M. Strong
David M. Strong, Vice President
MANAGER
By:
Name:
Title:

EXHIBIT 1

Contract

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